ASSET PURCHASE AGREEMENT

                          BY AND BETWEEN

      BOOTH CREEK SKI HOLDINGS, INC., a Delaware corporation,

                            AS SELLER,

                                AND

    GT ACQUISITION I, LLC a Delaware limited liability company,

                             AS BUYER

                            DATED AS OF

                          MARCH 21, 2000

                         Table of Contents
                         -----------------
                                                               Page
                                                               ----

RECITALS:.........................................................1
  ARTICLE I Definitions...........................................2
   1.01 Previously Defined Terms..................................2
   1.02 General Definitions.......................................2
  ARTICLE II Purchase and Sale of the Purchased Assets............7
   2.01 Purchase and Sale.........................................7
   2.02 Assumed Liabilities.......................................7
   2.03 Deposit...................................................8
   2.04 Consideration.............................................9
  ARTICLE III Closing and Closing Date Deliveries.................9
   3.01 Closing and Closing Date..................................9
   3.02 Closing Deliveries.......................................10
   3.03 Cooperation..............................................11
  ARTICLE IV Representations and Warranties of Ski Holdings......11
   4.01 Organization and Qualification...........................11
   4.02 Authority................................................12
   4.03 No Conflicts.............................................12
   4.04 Investments..............................................12
   4.05 Intentionally Omitted....................................12
   4.06 Intentionally Omitted....................................12
   4.07 Absence of Certain Changes or Events.....................13
   4.08 Brokers..................................................13
   4.09 Taxes....................................................13
  ARTICLE V Representations and Warranties of GT Acquisition.....16
   5.01 Valid Existence..........................................16
   5.02 GT Acquisition Authority.................................16
   5.03 No Conflict..............................................16
   5.04 Brokers..................................................17
   5.05 Limited Representations and Warranties...................17
  ARTICLE VI Conditions of Closing Applicable to GT Acquisition..17
   6.01 Termination..............................................17
   6.02 Bring Down...............................................17
   6.03 No Pending Matters.......................................18
   6.04 Closing Proceedings......................................18
   6.05 Governmental Approvals; U.S. Forest Service..............18
   6.06 Absence of Certain Changes or Events.....................19
   6.07 Cash Proceeds............................................19
   6.08 Transition Services......................................20
   6.09 Necessary Assets and Rights..............................20
   6.10 Contingent Liabilities...................................20
   6.11 Accounts Payable.........................................21
   6.12 Releases from Credit Agreement...........................22
   6.13 Opinion..................................................22
   6.14 Transfer of Premises and Liquor Licenses.................22
   6.15 Targhee Corp Mergers.....................................23
   6.16 Consents.................................................23

  ARTICLE VII Conditions to Closing Applicable to Ski Holdings...23
   7.01 Termination..............................................23
   7.02 Bring Down...............................................23
   7.03 Pending Matters..........................................23
   7.04 Closing Proceedings......................................24
   7.05 Transition Services......................................24
   7.06 Governmental Approvals; U.S. Forest Service..............24
   7.07 Liens....................................................25
   7.08 Release of Guarantees....................................25
   7.09 Opinion and Release......................................25
   7.10 Consents.................................................25
  ARTICLE VIII Termination.......................................25
   8.01 Termination Events.......................................25
  ARTICLE IX Certain Agreements and Understandings...............26
   9.01 Purchase Price Allocation................................26
   9.02 Access to Information....................................27
   9.03 Exclusivity..............................................28
   9.04 Indemnification..........................................29
  ARTICLE X Miscellaneous........................................32
   10.01 Expenses................................................32
   10.02 Survival................................................32
   10.03 Entire Agreement........................................32
   10.04 Counterparts............................................32
   10.05 Assignment..............................................33
   10.06 Headings................................................33
   10.07 Governing Law...........................................33
   10.08 Notices.................................................33
   10.09 U.S. Dollars............................................35
   10.10 Savings Clause..........................................35
   10.11 Interpretation..........................................35

Schedules

Schedule 1.02-1 - Cash Receipts and Disbursements during Interim Period
Schedule 1.02-2 - Other Charges during Interim Period
Schedule 1.02-3 - Legal Description of Real Properties
Schedule 4.03 - Consents
Schedule 4.09 - Tax Matters
Schedule 6.09 - Assets
Schedule 7.08 - Release of Guarantees
Schedule 9.01 - Purchase Price Allocation

Exhibits
--------

Exhibit A - Option and Purchase Agreements; Agreement to Initiate
Exhibit B - Transition Services Agreement

                            ASSET PURCHASE AGREEMENT
                            ------------------------


          THIS ASSET PURCHASE AGREEMENT dated as of March 21, 2000 (this "Agreement") is by and between Booth Creek Ski Holdings, Inc., a Delaware corporation, as Seller ("Ski Holdings"), and GT Acquisition I, LLC, a Delaware limited liability company, as Buyer ("GT Acquisition").

                                   RECITALS:
                                   ---------

     A. Ski Holdings owns all of the issued and outstanding capital stock of Grand Targhee Incorporated, a Delaware corporation ("Targhee Corp"). Targhee Corp owns all of the issued and outstanding capital stock of B-V Corporation, a Wyoming corporation, Targhee Company, a Delaware corporation, and Targhee Ski Corp., a Delaware corporation (collectively, the "Subsidiaries").

     B. Targhee Corp operates the Grand Targhee Ski and Summer Resort (the "Resort") in Alta, Wyoming (the "Resort Business") under that certain Ski Area Term Special Use Permit approved and issued by the United States Department of Agriculture-Forest Service (the "U.S. Forest Service") on March 18, 1997 (the "Forest Service Permit") for the Resort.

     C. Targhee Corp and each of its Subsidiaries will merge with Ski Holdings, with Ski Holdings being the surviving corporation in each case (the "Targhee Corp Mergers").

     D. After the consummation of the Targhee Corp Mergers, Ski Holdings desires to sell to GT Acquisition and GT Acquisition desires to purchase from Ski Holdings all of the assets formerly held by Targhee Corp and its Subsidiaries prior to the Targhee Corp Mergers on the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions
                                  -----------

     1.01 Previously Defined Terms. Each term defined in the first paragraph and the Recitals shall have the meaning set forth above whenever used herein, unless otherwise expressly provided or unless the context clearly requires otherwise.
     1.02 General Definitions. In addition to the terms defined in the first paragraph and Recitals, whenever used herein, the following terms shall have the meanings set forth below unless otherwise expressly provided or unless the context clearly requires otherwise:

          "Affiliated Parties" See Section 9.03.

          "Assumed Liabilities" See Section 2.02(a).

          "Assumed Tax-related obligations" shall mean Tax-related obligations (for Taxes other than income taxes) which (i) were accrued on the books of Targhee Corp or its Subsidiaries immediately prior to the Targhee Corp Mergers consistent with past practices and reserved in accordance with GAAP, (ii) were incurred in the ordinary course of business and (iii) are not past due as of the Closing Date.

          "Assumption Agreement" See Section 3.02(b).

          "Closing" See Section 3.01.

          "Closing Date" See Section 3.01.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Credit Agreement" See Section 6.12.

      "Delaware Law" shall mean the general corporation laws applicable in the State of Delaware.

          "Deposit" See Section 2.03.

          "Deposit Agent" shall mean Compass Bank.

          "Deposit Escrow Agreement" shall mean that certain Deposit Escrow Agreement, dated March 21, 2000, among Ski Holdings, GT Acquisition and Deposit Agent.

          "Effective Date" shall mean the last calendar day before the commencement of the Interim Period.

          "GAAP" shall mean generally accepted accounting principles in the United States.

          "Indenture" See Section 6.13.

          "Interim Period" shall mean the period beginning February 21, 2000 and ending as of the close of business on the day before the Closing Date.

          "Knowledge" of Ski Holdings shall mean the actual knowledge, without inquiry, of Christopher Ryman, Elizabeth Cole, Brian Pope, Tamra Underwood and Tim Beck.

          "Net Cash Receipts" of Targhee Corp during the Interim Period shall mean (a) the aggregate actual cash receipts of Targhee Corp and its Subsidiaries during the Interim Period, minus (b) the actual cash disbursements of Targhee Corp and its Subsidiaries during the Interim Period, all as (a) and
(b) above are more particularly  determined pursuant to Schedule 1.02-1,  minus
(c) those charges listed on Schedule 1.02-2 attached hereto (to the extent not actually paid by Targhee Corp during the Interim Period), minus (d) any costs, expenses and other charges of Targhee Corp and/or its Subsidiaries and any costs, expenses and other charges of Ski Holdings allocable to Targhee Corp and/or its Subsidiaries that are, in each case, directly related to the land exchange process between Targhee Corp and the U.S. Forest Service that, in accordance with the original terms thereof, are not delinquent on the Effective Date or are incurred thereafter (to the extent not actually paid by Targhee Corp during the Interim Period), minus (e) any charges which would have been allocable to Targhee Corp had the Transition Services Agreement been in effect during the Interim Period and minus (f) per diem interest on the principal amount of $11,000,000 during the period commencing on April 30, 2000 and ending on the day preceding the Closing Date at a rate of 12% per annum.

          "Person" shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or governmental agency.

          "Purchase Price" See Section 2.04.

          "Purchased Assets" shall mean all of the right, title and interest formerly held by Targhee Corp and its Subsidiaries immediately prior to the Targhee Corp Mergers in and to the Resort Business and all assets and interests pertaining to, or used in the operation of, the Resort Business, whether or not carried and reflected on the books of Ski Holdings, including, without limitation, the following:

          (a) cash or cash equivalents (subject to Section 6.07);

          (b) marketable securities;

          (c) all present and future rights to payment for goods or services rendered whether or not earned by performance, notes or other receivables;

          (d) all contracts, leases, subleases, arrangements, commitments and other agreements, including, without limitation, the option and purchase agreements and any other agreements listed on Exhibit A hereto, the beneficial interests of Targhee Corp and its Subsidiaries in and to any such agreements listed on Exhibit A hereto to which Ski Holdings or another affiliated entity is a party, and all of the right, title and interest of Ski Holdings under all contracts and agreements (whether or not listed on Exhibit A hereto) to which it is a party for the exclusive benefit of the Resort or the Resort Business, all vendor agreements, purchase orders, installation and maintenance agreements, computer software licenses, hardware lease or rental agreements;

          (e) except for prepaid expenses relating to insurance costs allocated to Targhee Corp for periods following the Effective Date, all deposits and advances, prepaid expenses and other prepaid items;

          (f) all buildings, structures, installations, fixtures, fittings, improvements, betterments and additions situated on the parcels of land more fully described on Schedule 1.02-3, together with all easements and rights-of-way used or useful in connection therewith;

          (g) all inventories, spare parts, stores, supplies, fuel, machinery, equipment, vehicles, trucks, chassis, generators, containers, spare tires and parts, tools, appliances, furniture, office furniture, fixtures, office supplies and office equipment, computers, computer terminals and printers, computer software, telephone systems, telecopiers and photocopiers, and other tangible personal property of every kind and description;

          (h) the World Wide Web site for the Resort (http://www.grandtarghee.com) and all content relating to the Resort thereon, the domain name "www.grandtarghee.com" and any registrations with respect thereto, all trade names, trademarks, trademark registrations, trademark applications, service marks, service mark registrations, service mark applications, copyrights, copyright registrations, copyright applications, patent rights, licenses with respect to any of the foregoing, trade secrets, proprietary information and know-how, inventions, inventors' notes, drawings and designs, customer and vendor lists and the goodwill associated with any of the foregoing, it being understood that the Purchased Assets do not include any right, interest or assets related to Ski Holdings' e-commerce "virtual store" and gift certificate transaction processing system;

          (i) all qualifications, registrations, filings (other than Tax registrations and filings except that copies of all Wyoming sales tax filings and records related to the Purchased Assets will be transferred to GT Acquisition), privileges, franchises, immunities, licenses, permits, authorizations and approvals of any governmental authority which are used or required in order to own and/or operate the Resort as presently operated, including, without limitation, the Forest Service Permit, all certificates of occupancy and certificates, licenses and permits relating to building, safety, environmental laws, alcoholic beverage laws, fire and health to the extent any of the same are transferable or assignable to GT Acquisition;

          (j) choses in action, claims and causes of action or rights of recovery or set-off of every kind and character, in each case only to the extent related to the Purchased Assets or the Assumed Liabilities;

          (k) all files, papers, documents and records relating to the Purchased Assets, including, without limitation, credit, sales and accounting records, price sheets, catalogues and sales literature, books, processes, formulae, advertising material, stationery, office supplies, forms, catalogues, manuals, correspondence, production records, employment records and any other information reduced to writing relating to the Purchased Assets, but excluding Tax returns, work papers and corporate minute and stock books except that copies of all Wyoming sales tax filings and records related to the Purchased Assets will be transferred to GT Acquisition; and

          (l) the Resort as a going concern.

          "Reference Balance Sheet" shall mean the consolidated balance sheet of Targhee Corp and its Subsidiaries as at the Reference Balance Sheet Date.

          "Reference Balance Sheet Date" shall mean January 28, 2000.

          "Senior Notes" See Section 2.03(d)(ii).

          "Tax" See Section 4.09(a).

          "Tax-related obligation" See Section 9.04(c).


                                  ARTICLE II

                   Purchase and Sale of the Purchased Assets
                   -----------------------------------------

     2.01 Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, Ski Holdings shall sell, assign, convey, transfer and deliver the Purchased Assets to GT Acquisition at the Closing on the Closing Date, and GT Acquisition shall purchase the Purchased Assets from Ski Holdings at the Closing on the Closing Date (and shall cause Booth Creek, Inc. to assign to GT Acquisition its right, title and interest to the Agreement to Initiate listed on Exhibit A hereto), subject to all liens, security interests, encumbrances, charges and rights of others, except for the liens, security interests, encumbrances and charges arising under the Credit Agreement and liens, security interests, encumbrances and charges in favor of Ski Holdings.
     2.02 Assumed Liabilities. GT Acquisition shall, at the Closing, irrevocably and absolutely, assume, agree to perform, and, when due, pay and discharge, all debts, obligations and liabilities of any nature whatsoever (fixed, contingent, known or unknown and whenever arising) that were the debts, obligations or liabilities of (i) Targhee Corp or its Subsidiaries immediately prior to the consummation of the Targhee Corp Mergers and (ii) Ski Holdings incurred with respect to the Resort or the Resort Business, including, without limitation, all obligations arising under the contracts and agreements of Ski Holdings listed on Exhibit A hereto (collectively, the "Assumed Liabilities"); provided, however, that the Assumed Liabilities shall not include any Tax-related obligations other than Assumed Tax-related obligations.
     2.03 Deposit. Concurrently with the execution of this Agreement, GT Acquisition shall deposit with Deposit Agent ONE MILLION ONE HUNDRED THOUSAND DOLLARS ($1,100,000) (the "Deposit") in the manner more particularly described in subsection (d) below, which Deposit shall be held by the Deposit Agent in accordance with the terms of the Deposit Escrow Agreement to be applied as follows:

     (a)If the Closing shall occur, the Deposit, plus any accrued interest, shall be applied as a credit against the purchase price consideration as provided in Section 2.03.

     (b)If the Closing shall not occur because of a material breach of this Agreement by GT Acquisition and Ski Holdings is not in material breach of this Agreement, then upon the termination of this Agreement in accordance with
Article VIII, Ski Holdings shall be entitled to the Deposit, plus any accrued interest, and such payment shall constitute liquidated damages and be in lieu of any legal recourse for any additional damages, specific performance or any other rights or remedies available to Ski Holdings resulting therefrom.

     (c)If the Closing shall not occur for any other reason, then upon the termination of this Agreement in accordance with Article VIII, GT Acquisition shall retain the Deposit, plus any accrued interest, and all amounts held by the Deposit Agent shall be immediately returned to GT Acquisition.

     (d)At the election of GT Acquisition, the Deposit shall be paid on the date hereof to the Deposit Agent in the following manner:

               (i) $1,100,000 in cash to the Deposit Agent; or

               (ii)$1,100,000  in  aggregate  principal  amount of senior notes
                   (the "Senior Notes"), issued by Booth Creek Ski Group, Inc. to Booth Creek Partners Limited II, L.L.L.P., (plus warrants to purchase 74.7 shares of common stock of Booth Creek Ski Group, Inc.) duly endorsed for transfer in blank.

     2.04 Consideration. On the terms and subject to the conditions of this Agreement and in consideration for the Purchased Assets, at the Closing on the Closing Date, GT Acquisition shall pay to Ski Holdings the sum of $11,000,000 (the "Purchase Price") in the following manner:

               (i) if the Deposit is made pursuant to Section  2.02(d)(i),  the
                   $1,100,000 Deposit paid to the Deposit Agent, plus the accrued interest, shall be applied to the Purchase Price and paid to Ski Holdings by the Deposit Agent pursuant to the Deposit Escrow Agreement; plus

               (ii)$11,000,000  less the amount paid pursuant to clause (i), if any, shall be paid by GT Acquisition to Ski Holdings by wire transfer of immediately available federal funds for credit to Ski Holdings to a bank account or accounts designated by Ski Holdings in writing prior to the Closing.

     If the Deposit constitutes Senior Notes, such securities shall be returned to GT Acquisition at the Closing.

                                  ARTICLE III

                      Closing and Closing Date Deliveries
                      -----------------------------------

     3.01 Closing and Closing Date. The term "Closing" as used herein shall refer to the actual conveyance, transfer, assignment and delivery of the Purchased Assets to GT Acquisition in exchange for the Purchase Price pursuant to Section 2.04 of this Agreement. The Closing shall take place at the offices of Winston & Strawn, 200 Park Avenue, New York, New York, at 10:00 a.m., New York time, within three (3) business days after the conditions set forth in Articles VI and VII hereof have been satisfied or waived subject to Article VIII of this Agreement ("Closing Date"), or at such other place and time or on such other date as is mutually agreed to in writing by GT Acquisition and Ski Holdings. Such Closing may be accomplished by facsimile transmission of Closing documents and facsimile signatures, provided that the original of such signed documents are transmitted to the party or parties entitled to receive such documents within three (3) business days following the Closing Date.
     3.02 Closing Deliveries. At or prior to the Closing on the Closing Date:

     (a)Ski Holdings shall deliver to GT Acquisition:

               (i) all  such  bills  of  sale,  deeds,  assignments  and  other documents and instruments of sale, assignment, conveyance and transfer, as GT Acquisition or its counsel may deem necessary or desirable to effect the transfer of the Purchased Assets to GT Acquisition;

               (ii)certified   copies  of  the  resolutions  of  the  Board  of
                   Directors of Ski Holdings, approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated under this Agreement, all in accordance with its Certificate of Incorporation and By-laws;

               (iii)certificates  of the  Secretaries  of State of the State of
                   Delaware and the State of Wyoming as to the Targhee Corp Mergers;

               (iv)certificates  of the  Secretary  of  State  of the  State of
                   Delaware as to the legal existence and good standing of Ski Holdings;

               (v) a certificate of non-foreign status in the form set forth in the U.S. Treasury Regulations;

               (vi)schedules  of  accounts  payable  of  Targhee  Corp  and its
                   Subsidiaries, including accounts payable of Ski Holdings allocable to Targhee Corp, as at February 18, 2000 for Targhee Corp and its Subsidiaries and as at February 21, 2000 for Ski Holdings, in each case reflecting the aging of such accounts; and

               (vii)such other  documents  to be  delivered by Targhee Corp and
                   Ski Holdings hereunder or as GT Acquisition or its counsel may reasonably request to carry out the purposes of this Agreement.

     (b)GT Acquisition shall deliver to Ski Holdings:

               (i) the payment to be  delivered by GT  Acquisition  pursuant to
                   Section 2.04 of this Agreement;

               (ii)an  assumption  agreement  pursuant to which GT  Acquisition
                   assumes   the   Assumed    Liabilities    (the   "Assumption
                   Agreement");

               (iii)certified copies of a written consent of the sole Member of
                   GT Acquisition approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated under this Agreement, all in accordance with its certificate of formation and its limited liability company agreement;

               (iv)such  other  documents  to be  delivered  by GT  Acquisition hereunder or as Ski Holdings or its counsel may reasonably request to carry out the purposes of this Agreement.

     3.03 Cooperation. Prior to the Closing Date, each of Ski Holdings and GT Acquisition shall use reasonable efforts to attempt to secure all necessary consents required for its consummation of the transactions contemplated herein and to cause all conditions precedent for its benefit to be satisfied in a timely manner. In addition, Ski Holdings and GT Acquisition shall, on request, on and after the Closing Date, cooperate with one another by furnishing any additional information, executing and delivering any additional documents and/or instruments and doing any and all such other things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.


                                  ARTICLE IV.

                 Representations and Warranties of Ski Holdings
                 ----------------------------------------------

     Ski Holdings represents and warrants to and covenants with (which representations, warranties and covenants shall survive the Closing to the extent provided in this Agreement) GT Acquisition as follows:
     4.01 Organization and Qualification. Ski Holdings is a corporation, duly organized, validly existing and in good standing under the laws of the State of

Delaware, and has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.
     4.02 Authority. Ski Holdings has full right and power to enter into, and perform its obligations under this Agreement, and has taken all requisite action to authorize the execution, delivery and performance of this Agreement, and the consummation of the sale of the Purchased Assets and other transactions contemplated by this Agreement; and this Agreement has been duly authorized, executed and delivered by Ski Holdings and is binding upon, and enforceable against, Ski Holdings in accordance with its terms; except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).
     4.03 No Conflicts. The execution and delivery of this Agreement by Ski Holdings and the performance of its obligations hereunder will not conflict with or constitute a default under its certificate of incorporation or by-laws or, to Ski Holdings' Knowledge, conflict with or constitute a default under any bond, note, debt instrument, security agreement or mortgage, or any other material agreement or commitment binding upon Ski Holdings, provided the consents specified on Schedule 4.03 are obtained.
     4.04 Investments. On the date hereof, except for equity interests in the Subsidiaries, Targhee Corp does not own any securities or any other direct or indirect interest in any Person (including any joint venture or partnership), other than the Jackson Hole Resort Association.
     4.05 Intentionally Omitted.
     4.06 Intentionally Omitted.

     4.07 Absence of Certain Changes or Events. To Ski Holdings' Knowledge, since October 31, 1999, the Resort has been operated in the ordinary course and there has not occurred any sale or transfer of a material amount of property of the Resort, except in the ordinary course of business. Without limiting the foregoing, to Ski Holdings' Knowledge, between the date hereof through and including the Closing Date, Targhee Corp shall have recognized deferred revenue in the ordinary course of business and in accordance with GAAP consistent with the past practices of Targhee Corp. During the Interim Period, Targhee Corp shall not have declared or paid any cash dividend or otherwise declared, paid or distributed to Ski Holdings any property of any type or nature, whether in cash or otherwise, except for distribution of cash permitted by Section 6.07, or purchased, redeemed or otherwise acquired or agreed to purchase, redeem or otherwise, acquire any of the issued and outstanding stock of Targhee Corp.
     4.08 Brokers. Neither this Agreement nor the sale of the Purchased Assets or any other transaction contemplated by this Agreement was induced or procured through any Person acting on behalf of, or representing either Targhee Corp or Ski Holdings or any of its partners as broker, finder, investment banker, financial advisor or in any similar capacity.
     4.09 Taxes.

     (a)The term "Tax" means any net income, capital gains, gross income, gross receipts, sales, use, transfer, ad valorem, franchise, profits, license, capital, withholding, payroll, employment, excise, goods and services, severance, stamp, occupation, premium, property, windfall profits, or other tax or customs duties, or any interest, any penalties, additions to tax or additional amounts incurred or accrued under applicable tax law or properly assessed or charged by any Taxing authority (domestic or foreign), or any fees, interest, or penalties due the United States under the Forest Service Permit approved by the U.S. Forest Service for the Resort. For purposes of the definition of Tax, any interest, penalties, additions to Tax or additional amounts that relate to Taxes for any period, or a portion of any period, ended on or before the Closing Date shall include any interest, penalties, additions to Tax, or additional amounts relating to Taxes for such periods, regardless of whether such items are incurred, accrued, assessed or similarly charged on, before or after the Closing Date.

     (b)For purposes of this Section 4.09 and Section 9.04 hereof, the term "Targhee Corp" shall be deemed to include any Subsidiary of Targhee Corp.

     (c)To Ski Holdings' Knowledge, (i) Targhee Corp has timely filed Tax returns or reports for all years and periods (and portions thereof) and for all jurisdictions (whether federal, state, local or foreign) in which any such returns or reports were due and which Tax returns are true and correct in all material respects; (ii) all Taxes shown to be due and payable on such returns, reports and estimates have been paid; (iii) all Taxes not yet due and payable have in all material respects been accrued on the books of Targhee Corp in accordance with GAAP and reserves have been established therefor in accordance with GAAP and (iv) there are no unpaid assessments for additional Taxes for any period ending prior to the date hereof, other than those contested in good faith, in all such cases, except to the extent any failure to do any of the foregoing could not reasonably be expected to have a material adverse effect upon Targhee Corp and its Subsidiaries, taken as a whole.

     (d)To Ski Holdings' Knowledge, Targhee Corp is not a party to any joint venture, partnership or other arrangement that could be treated as a partnership for federal income Tax purposes, except to the extent any such treatment could not reasonably be expected to have a material adverse effect upon Targhee Corp and its Subsidiaries, taken as a whole.

     (e)To Ski Holdings' Knowledge, Targhee Corp has (i) withheld all required amounts from its employees, agents, contractors and nonresidents and remitted such amounts to the proper agencies; (ii) paid all employer contributions and premiums; and (iii) filed all federal, state, local and foreign returns and reports with respect to employee income Tax withholding, social security unemployment Taxes and premiums, all in material compliance with the withholding Tax provisions of the Internal Revenue Code of 1986, as amended (the "Code") as in effect for the applicable year and other applicable federal, state, local or foreign laws, in all such cases, except to the extent any failure to do any of the foregoing could not reasonably be expected to have a material adverse effect upon Targhee Corp and its Subsidiaries, taken as a whole. Targhee Corp is a United States person for U.S. federal income Tax purposes and will provide GT Acquisition with a certificate of non-foreign status at the Closing.

     (f)Except as set forth on Schedule 4.09, to Ski Holdings' Knowledge, no federal, state, local or foreign Tax audits or other administrative proceedings, discussions or court proceedings are presently pending with regard to any Taxes or tax returns of Targhee Corp which audits, proceedings or discussions could reasonably be expected to have a material adverse effect upon Targhee Corp and its Subsidiaries, taken as a whole.

     (g)To Ski Holdings' Knowledge, Targhee Corp is not a party to any tax sharing agreement or similar arrangement for the sharing of Tax liabilities or benefits, the provisions of which survive the Closing and which could reasonably be expected to have a material adverse effect upon Targhee Corp, or its successors, and its Subsidiaries, taken as a whole, after the Closing.

     (h)Ski Holdings shall pay all federal, state, local and foreign transfer taxes applicable to, imposed upon, or arising out of the transfer of the Purchased Assets; provided, however, that GT Acquisition shall not take any action or permit any of its agents to take any action which causes the transfer of the Purchased Assets to fail to qualify under the "business transfer" exemption (Wyoming Statutes Section 39-15-101(M)) from Wyoming sales and use tax.

                                   ARTICLE V

                Representations and Warranties of GT Acquisition
                ------------------------------------------------


     GT Acquisition represents and warrants to and covenants with (which representations, warranties and covenants, shall survive the Closing to the extent provided in this Agreement) Ski Holdings as follows:
     5.01 Valid Existence. GT Acquisition is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.
     5.02 GT Acquisition Authority. GT Acquisition has full right and power to enter into, and perform its obligations under this Agreement, and has taken all requisite limited liability company action to authorize the execution, delivery and performance of this Agreement and the consummation of the purchase of the Purchased Assets and other transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by GT Acquisition and is binding upon, and enforceable against, GT Acquisition in accordance with its terms; except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).
     5.03 No Conflict. The execution and delivery of this Agreement by GT Acquisition and the performance of its obligations hereunder and thereunder will not conflict with or constitute a default under its certificate of formation or limited liability company agreement or under any note, debt instrument, security agreement or mortgage, or any other material agreement or commitment binding upon GT Acquisition or upon any of its properties.
     5.04 Brokers. Neither this Agreement nor the purchase of the Purchased Assets or any other transaction contemplated by this Agreement was induced or procured through any Person acting on behalf of, or representing GT Acquisition or any of its affiliates as broker, finder, investment banker, financial advisor or in any similar capacity.
     5.05 Limited Representations and Warranties. Except as otherwise expressly set forth in this Agreement, GT Acquisition understands and agrees that Ski Holdings will be transferring the Purchased Assets to GT Acquisition in exchange for the Purchase Price pursuant to Section 2.04 in an "AS IS" transaction and that Ski Holdings is not making any representation, warranty or assurance whatsoever to GT Acquisition with respect to the Purchased Assets or the Assumed Liabilities. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law, Ski Holdings disclaims any warranty of any nature which may be implied by applicable statutory or judicial authority.

                                  ARTICLE VI

               Conditions of Closing Applicable to GT Acquisition
               --------------------------------------------------


      The  obligations of GT Acquisition  hereunder  (including the obligation of GT Acquisition to close the transactions herein contemplated) are subject to the following conditions precedent:
     6.01 Termination. Neither GT Acquisition nor Ski Holdings shall have terminated this Agreement pursuant to Section 8.01 hereof.
     6.02 Bring Down. The representations and warranties made by Ski Holdings herein to GT Acquisition shall be true and correct in all material respects on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date, and Ski Holdings shall have performed and complied with all agreements, covenants and conditions on their part required to be performed or complied in all material respects with on or prior to the Closing Date. At the Closing, GT Acquisition shall have received a certificate executed by Ski Holdings to the foregoing effect.
     6.03 No Pending Matters. No investigation, action, suit or proceeding by any governmental or regulatory commission, agency, body or authority, and no action, suit or proceeding by any other Person, shall be pending on the Closing Date which challenges, or might result in a challenge to, this Agreement or any transactions contemplated hereby, or which claims, or might give rise to a claim for, damages in a material amount as a result of the consummation of this Agreement.
     6.04 Closing Proceedings. All proceedings to be taken in connection with the consummation of the transactions contemplated by this Agreement and all documents incident thereto, shall be reasonably satisfactory in form and substance to GT Acquisition and its counsel, and GT Acquisition and its counsel shall have received copies of such documents as GT Acquisition and its counsel may reasonably request in connection with said transactions.
     6.05  Governmental  Approvals;   U.S.  Forest  Service.  All  governmental
agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by Ski Holdings of the transactions contemplated hereunder and the operation of the Resort by GT Acquisition after consummation of the transactions hereunder shall have consented to, authorized, permitted or approved the consummation of the transactions hereunder, including without limitation, the U.S. Forest Service and those governmental bodies having jurisdiction with respect to the various liquor licenses and other such licenses and permits issued in connection with the operation of the Resort. Without limiting the foregoing, GT Acquisition shall have at the Closing all rights, title and interest as purchaser under those certain option and purchase agreements, and as non-federal proponent in that certain Agreement to Initiate, which are collectively listed in the attached Exhibit A, which is incorporated by reference thereto and Ski Holdings shall transfer or cause to be transferred, all such right, title and interest to GT Acquisition at the Closing (other than the right, title and interest of Booth Creek, Inc. under the Agreement to Initiate listed in Exhibit A, which GT Acquisition shall cause to be transferred to itself). In addition, without limiting the foregoing, the U.S. Forest Service shall have consented to, authorized, permitted or approved the substitution of GT Acquisition as the non-federal proponent under the Agreement to Initiate listed in Exhibit A. Ski Holdings shall have no liability if Targhee Corp suffers any loss or liability as a result of any election by GT Acquisition to waive this condition and close without such consents.
     6.06 Absence of Certain Changes or Events. From and after the date hereof, the Resort shall have been operated in the ordinary course of business and there shall not have occurred any sale or transfer of a material amount of property of the Resort, except in the ordinary course of business. Without limiting the foregoing, between the date hereof through and including the Closing Date, Targhee Corp shall have recognized deferred revenue in the ordinary course of business and in accordance with GAAP consistent with the past practices of Targhee Corp.
     6.07 Cash Proceeds. Immediately prior to the Targhee Corp Mergers, Ski Holdings shall insure that Targhee Corp and its Subsidiaries have cash on hand and in bank accounts in an amount not less than the sum of (a) the aggregate

Net Cash Receipts of Targhee Corp during the Interim Period and (b) the balance of deferred revenues of Targhee Corp as of the close of business on the day before the Closing Date, computed in accordance with GAAP.
     6.08 Transition Services. Ski Holdings shall have entered into a Transition Services Agreement substantially in the form of Exhibit B attached hereto pursuant to which Ski Holdings shall provide to GT Acquisition those services set forth on the Schedules to Exhibit B hereto for the time periods and for the fees corresponding to such services as set forth on the Schedules to Exhibit B hereto.
     6.09 Necessary Assets and Rights. Upon the consummation of the transactions contemplated by this Agreement, the Purchased Assets will include all of the material assets, properties and rights of every type and description, real, personal and mixed, tangible and intangible, owned or used by Targhee Corp and its Subsidiaries as of the date hereof, including replacement of such property in the ordinary course of business, for the conduct of the Resort as presently conducted, free and clear of any mortgages, pledges, liens, security interests, claims and other encumbrances of any kind or nature whatsoever, except the ownership interests of the U.S. Forest Service in the land used by Targhee Corp and except as disclosed on Schedule 6.09. Without limiting the foregoing, the Purchased Assets shall include all material rights as of the Closing Date to the name "Grand Targhee Incorporated" and all variations thereof and all intellectual property used in the operation of the Resort that Targhee Corp has as of the date hereof.
     6.10 Contingent Liabilities. The Reference Balance Sheet has been prepared based upon the accounting practices, procedures and methods regularly and historically employed by Targhee Corp and its Subsidiaries for reporting to Ski Holdings and is in accordance with GAAP, as historically applied by Targhee

Corp and its Subsidiaries, and is in accordance with the books and records of Targhee Corp (which books and records are complete and correct in all material respects) and fairly presents the financial position of Targhee Corp and its Subsidiaries in all material respects as of such date. As of the Reference Balance Sheet Date, neither Targhee Corp nor any Subsidiary has any material liabilities (whether absolute, accrued, contingent or otherwise) of a nature required to be set forth on a balance sheet prepared in accordance with GAAP, except for those set forth on the Reference Balance Sheet. Since the Reference Balance Sheet Date, Targhee Corp has not incurred or become subject to, and prior to the Closing will not have incurred or become subject to, any material liabilities other than liabilities incurred in the ordinary course of business. GT Acquisition acknowledges that the accuracy of the foregoing statements contained in this Section 6.10 are intended to constitute a condition precedent to its obligations to close the transactions contemplated by this Agreement and are not intended to constitute representations and warranties that would, if inaccurate, form the basis of a pre-closing or post-closing claim for indemnity.
     6.11 Accounts Payable. On the Effective Date and at the Closing, (a) all of the accounts payable (other than those which are individually less than $1,000 and in the aggregate less than $10,000) of Targhee Corp and its Subsidiaries (including accounts payable of Ski Holdings allocable to Targhee
Corp) shall have been paid in accordance with the original terms of each such account and in the ordinary course of business, (b) no such accounts payable of Targhee Corp and its Subsidiaries shall be past due and (c) all amounts payable with respect to any options and purchase agreements including, but not limited to, the agreements listed in Exhibit A shall have been paid when due by Ski Holdings in order to preserve the rights, options and other obligations arising under or in connection with the respective agreements.

     6.12 Releases from Credit Agreement. Ski Holdings shall have obtained releases of all liens on the Purchased Assets from Fleet National Bank
(formerly  known  as  BankBoston,   N.A.),  a  national   banking   association
("BankBoston"), arising under that certain Amended and Restated Credit Agreement dated as of October 30, 1998, as amended by the First Amendment to Amended and Restated Credit Agreement entered into as of the 18th day of May, 1999 (the "Credit Agreement"), by and among Ski Holdings, Booth Creek Ski Acquisition Corp., a Delaware corporation, Trimont Land Company, a California corporation, Sierra-at-Tahoe, Inc., a Delaware corporation, Bear Mountain, Inc., a Delaware corporation, Waterville Valley Ski Resort, Inc., a Delaware corporation, Mount Cranmore Ski Resort, Inc., a Delaware corporation, Ski Lifts, Inc., a Washington corporation, Targhee Corp, LMRC Holdings Corporation, a Delaware corporation, Loon Mountain Recreation Corporation, a New Hampshire corporation, Loon Realty Corporation, a New Hampshire corporation and BankBoston, as agent for itself and the other lenders named therein. Such releases shall be delivered in form and substance reasonably satisfactory to GT Acquisition on or prior to the Closing Date.
     6.13 Opinion. Ski Holdings shall have received a customary and satisfactory fairness opinion dated on or before the Closing Date from Sno Engineering, Inc., pursuant to that certain Indenture dated as of March 18, 1997, as amended (the "Indenture"), among Ski Holdings, the Guarantors named therein and Marine Midland Bank, as Trustee thereunder.
     6.14 Transfer of Premises and Liquor Licenses. Immediately prior to the consummation of the Targhee Corp Mergers, each of Targhee Corp and its Subsidiaries shall have (a) entered into a lease or a sublease of the premises which it occupies with a separate subsidiary of GT Acquisition and (b) transferred its liquor license for such premises to such subsidiary. Each such lease or sublease shall be for a term ending on January 7, 2001 at a monthly rent and upon other terms and conditions acceptable to GT Acquisition.
     6.15 Targhee Corp Mergers. Immediately prior to the Closing, the Targhee Corp Mergers shall have been consummated in accordance with the laws of Delaware and Wyoming, as applicable, and the requirements of the certificate or articles of incorporation of each of Ski Holdings, Targhee Corp and its Subsidiaries.
     6.16 Consents. Prior to the Closing Date, Ski Holdings shall have obtained all consents specified on Schedule 4.03 and such consents shall be in full force and effect.

                                  ARTICLE VII

                Conditions to Closing Applicable to Ski Holdings
                ------------------------------------------------

     The obligations of Ski Holdings hereunder (including the obligation of Ski Holdings to close the transactions herein contemplated) are subject to the following conditions precedent:
     7.01 Termination. Neither Ski Holdings nor GT Acquisition shall have terminated this Agreement pursuant to Section 8.01 hereof.
     7.02 Bring Down. All representations and warranties made by GT Acquisition herein to Ski Holdings shall be true and correct in all material respects on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date, and GT Acquisition shall have performed and complied with all agreements, covenants and conditions on its part required to be performed or complied in all material respects with on or prior to the Closing Date. At the Closing, Ski Holdings shall have received a certificate executed by GT Acquisition to the foregoing effect.
     7.03 Pending Matters. No investigation, action, suit or proceeding by any governmental or regulatory commission, agency, body or authority, and no action, suit or proceeding by any other Person shall be pending on the Closing Date which challenges or might result in a challenge to this Agreement or any transaction contemplated hereby, or which claims, or might give rise to a claim for, damages in a material amount as a result of the consummation of the transactions contemplated hereby.
     7.04 Closing Proceedings. All proceedings to be taken in connection with the consummation of the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Ski Holdings and its counsel, and Ski Holdings and its counsel shall have received copies of such documents as it and its counsel may reasonably request in connection with said transactions.
     7.05 Transition Services. GT Acquisition shall have entered into a Transition Services Agreement substantially in a form of Exhibit B attached hereto pursuant to which Ski Holdings shall provide to GT Acquisition those services set forth on the Schedules to Exhibit B hereto for the time periods and for the fees corresponding to such services as set forth on the Schedules to Exhibit B hereto.
     7.06  Governmental  Approvals;   U.S.  Forest  Service.  All  governmental
agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by Targhee Corp and Ski Holdings of the transactions contemplated hereunder and the operation of the Resort by GT Acquisition after consummation of the transactions hereunder shall have consented to, authorized, permitted or approved the consummation of the transactions hereunder, including without limitation, the U.S. Forest Service and those governmental bodies having jurisdiction with respect to the various liquor licenses and other such licenses and permits issued in connection with the operation of the Resort. Without limiting the foregoing, GT Acquisition shall have at the Closing all rights, title and interest as purchaser under those certain option and purchase agreements, and as non-federal proponent in that certain Agreement to Initiate, which are collectively listed in Exhibit A. In addition, without limiting the foregoing, the U.S. Forest Service shall have consented to, authorized, permitted or approved the substitution of GT Acquisition as the non-federal proponent under the Agreement to Initiate listed in Exhibit A.
     7.07 Liens. Ski Holdings shall have obtained releases for all liens on the Purchased Assets arising under the Credit Agreement. Such releases shall be delivered in form and substance reasonably satisfactory to Ski Holdings prior to the Closing Date.
     7.08 Release of Guarantees. Ski Holdings shall have obtained the releases listed on Schedule 7.08 for all executed guarantees provided by Ski Holdings for obligations of Targhee Corp in its operation of the Resort.
     7.09 Opinion and Release. Ski Holdings shall have received a customary and satisfactory fairness opinion dated on or before the Closing Date from Sno Engineering, Inc., pursuant to the Indenture, and Targhee Corp and each of its Subsidiaries shall have been released as Guarantors under the Indenture.
     7.10 Consents. Prior to the Closing Date, Ski Holdings shall have obtained all consents specified on Schedule 4.03 and such consents shall be in full force and effect.


                                 ARTICLE VIII

                                  Termination
                                  -----------

     8.01 Termination Events. This Agreement may be terminated at any time prior to the Closing as follows, and in no other manner:

     (a)by mutual written consent of Ski Holdings and GT Acquisition;

     (b)by GT Acquisition, upon written notice to Ski Holdings, if the Closing Date has not occurred on or before 60 days from the date hereof (which date shall be extended by Ski Holdings to the extent necessary to satisfy the conditions precedent set forth in Sections 6.05, 6.12 and 6.13 hereof but Ski Holdings shall not be required to extend such date beyond an additional 30 days), or such later date as the parties may agree in writing, provided that GT Acquisition is not in breach or default under this Agreement; and

     (c)by Ski Holdings, upon written notice to GT Acquisition, if the Closing Date has not occurred on or before 60 days from the date hereof (which date shall be automatically extended if so extended under clause (b) of this Section 8.01), or such later date as the parties may agree in writing, provided that Ski Holdings is not in breach or default under this Agreement.
     Any termination pursuant to this Article VIII shall not limit or restrict the rights or other remedies of any party hereto.


                                   ARTICLE IX

                     Certain Agreements and Understandings
                     -------------------------------------

     9.01 Purchase Price Allocation. Ski Holdings and GT Acquisition shall allocate the Purchase Price among the Purchased Assets in accordance with
Schedule 9.01 attached hereto and this Section 9.01. Ski Holdings and GT Acquisition shall use their reasonable efforts to reach agreement prior to the Closing Date as to the allocation of the Purchase Price among the Purchased Assets. Ski Holdings and GT Acquisition agree that if they have not reached an agreement as to such allocation by the date which is ninety days after the Closing Date, the allocation shall be made as determined by a firm of independent accountants of national standing selected by the parties or, if the parties are unable to agree upon the selection of such a firm within one hundred days after the Closing Date, selected by the New York City office of the American Arbitration Association at the request of either party (the "Allocation Accounting Firm"), who shall have appraisal capabilities and, as a condition to retention, shall commit to make a determination within thirty days after selection. Ski Holdings and GT Acquisition shall use their reasonable efforts to cooperate with the Allocation Accounting Firm and to cause the Allocation Accounting Firm to make its determination within thirty days after selection. The resolution of the dispute by the Allocation Accounting Firm shall be final, binding and conclusive on the parties. The fees and expenses of the Allocation Accounting Firm shall be borne one-half by GT Acquisition and one-half by Ski Holdings. Each party shall promptly notify the other of any tax proceeding, audit or investigation relating to the allocation described in this
Section 9.01 and shall keep the other advised of the progress thereof.
     9.02 Access to Information.

     (a)Upon reasonable notice from GT Acquisition to Targhee Corp and Ski Holdings, Targhee Corp will cause to be afforded to GT Acquisition and its financing providers, and their respective officers, employees, representatives and advisors access during normal business hours to the employees, representatives, advisors, facilities and books and records of Targhee Corp and its Subsidiaries so as to afford GT Acquisition and its financing providers full opportunity to make such review, examination and investigation of the Resort as they each may reasonably deem necessary to make in connection with the transactions contemplated hereby.

     (b)For  a  period  ending  seven  (7)  years  following  the  Closing,  GT
Acquisition will (except as provided below) retain all business records of Targhee Corp and its Subsidiaries for periods prior to the Closing. During such period and on two (2) business days prior notice, GT Acquisition will afford duly authorized representatives of Ski Holdings reasonable access, subject to reasonable restrictions as GT Acquisition may require, during regular business hours, to all of such records and will permit such representatives, at Ski Holdings' expense, to make abstracts from, or to make copies of any such records, or to obtain temporary possession (as long as such possession, in the reasonable judgment of GT Acquisition, does not interfere with the business of GT Acquisition) of any thereof as may reasonably be required by Ski Holdings. Should GT Acquisition wish to dispose of any such records, GT Acquisition will advise Ski Holdings of its wishes in writing and, if Ski Holdings so requests, GT Acquisition will promptly deliver, at the expense of Ski Holdings, the records in question to Ski Holdings. If Ski Holdings does not request delivery of such records within thirty (30) days of GT Acquisition's notice, GT Acquisition may thereafter dispose of such records.
     9.03 Exclusivity. Targhee Corp and Ski Holdings agree that from the date hereof and until the Closing Date or such time as this Agreement shall have been terminated in accordance with the provisions of Section 8.01 hereof, none of Targhee Corp, Ski Holdings or any of Targhee Corp's or Ski Holdings' officers, directors, shareholders, affiliates or other representatives (collectively the "Affiliated Parties") will invite, solicit or encourage proposals or offers or entertain, accept, negotiate, discuss or otherwise participate in a possible merger, combination, sale or other disposition of Targhee Corp or the Resort, or any capital stock associated with Targhee Corp or the Resort or any interest therein (a "Targhee Corp Sale") with any other party. Targhee Corp and Ski Holdings each represents that neither it nor any of its stockholders is a party to or bound by any agreement with respect to a Targhee Corp Sale other than this Agreement. Ski Holdings shall cause the Affiliated Parties to immediately cease and terminate any existing or prior existing activities, discussions or negotiations with any persons or entities conducted heretofore with respect to any Targhee Corp Sale, and shall promptly request each such person or entity who has heretofore entered into a confidentiality agreement in connection with a Targhee Corp Sale or has otherwise received information in connection with a Targhee Corp Sale to (a) return to Ski Holdings all confidential information heretofore furnished to such person or entity by or on behalf of Targhee Corp or the Resort and (b) destroy (and certify to Ski Holdings as to the destruction) all notes, analyses, compilations, reports, forecasts, studies, memoranda, computer stored data or other documents which contain, or are based in whole or in part or otherwise reflect, confidential information received in connection with a Targhee Corp Sale. It is intended by the parties hereto that so long as the terms of this Agreement are in effect, GT Acquisition shall have the exclusive right to purchase Targhee Corp and the Resort on the general terms and conditions herein contained.
     9.04 Indemnification.

     (a)GT Acquisition hereby indemnifies and holds harmless Ski Holdings from and against all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for defending any actions or threatened actions) in connection with any misrepresentation or breach of any representation or warranty made by GT Acquisition in this Agreement or any breach of any covenant, agreement or obligation of GT Acquisition contained in this Agreement or any agreement executed or delivered pursuant hereto; provided, however, that GT Acquisition's maximum aggregate liability pursuant to this Section 9.04(a) shall not exceed the amount of $1,000,000, except with respect to GT Acquisition's obligations under the Assumption Agreement as to which such limit shall not apply.
     In no event shall Ski Holdings be entitled to indemnification pursuant to this Section 9.04(a) unless and until the aggregate liability suffered by Ski

Holdings collectively exceeds $150,000 whereupon Ski Holdings shall be entitled to indemnification hereunder from GT Acquisition for liability in excess of such threshold amount to the extent permitted herein.

 (b)Ski Holdings hereby indemnifies and holds harmless GT Acquisition from and against all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for defending any actions or threatened actions) in connection with any misrepresentation or breach of any representation or warranty made by either Targhee Corp or Ski Holdings in this Agreement or any breach of any covenant, agreement or obligation of either Targhee Corp or Ski Holdings contained in this Agreement; provided, however, that Ski Holdings' maximum aggregate liability pursuant to this Section 9.04(b) shall not exceed the amount of $1,000,000, except with respect to any Tax-related obligation provided for in Section 9.04(c).
     Except with respect to any Tax-related obligation provided for in Section 9.04(c), GT Acquisition shall not be entitled to indemnification pursuant to this Section 9.04(b) unless and until the aggregate liability suffered by GT Acquisition collectively exceeds $150,000 whereupon GT Acquisition shall be entitled to indemnification hereunder from Ski Holdings for liability in excess of such threshold amount to the extent permitted herein.

     (c)Ski Holdings hereby indemnifies and holds harmless GT Acquisition (and after the Closing, Targhee Corp) from and against all claims, damages, losses, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses incurred in connection with any audits or defending any actions or threatened actions) in connection with all Taxes of Targhee Corp and its Subsidiaries (a "Tax-related obligation") for all periods (or portions thereof) ending on or before the Closing Date (whether or not any such Tax-related obligation constitutes a breach of any representation or warranty contained in Section 4.09), except for the Assumed Tax-related obligations. GT Acquisition hereby indemnifies and holds harmless Ski Holdings from and against all claims, damages, losses, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses incurred in connection with any audits or defending any actions or threatened actions) for (i) all Tax-related obligations arising out of the ownership or use of the Purchased Assets for all periods (or portions thereof) ending after the Closing Date and (ii) the Assumed Tax-related obligations.

     (d)The indemnities contained in this Section 9.04 with respect to GT Acquisition and Ski Holdings shall survive the consummation of the transactions hereunder to and including December 31, 2000, except that (i) the indemnities for Tax-related obligations contained in Section 9.04(c) or representations and warranties contained in Section 4.09 hereof shall survive the Closing Date and terminate upon the expiration of the applicable Tax statute of limitations, plus 30 days and (ii) the indemnities for Assumed Liabilities contained in
Section 9.04(a) hereof shall survive the Closing Date and terminate upon the expiration of the applicable statute of limitations.

     9.05.Rehiring of Employees. On the Closing Date, GT Acquisition shall offer employment to substantially all of the employees then employed by the Resort, upon terms and conditions substantially similar to the terms and conditions upon which such employees are then employed by the Resort. The foregoing, however, shall not preclude GT Acquisition from thereafter terminating any such employee in accordance with its employment practices and policies.

                                   ARTICLE X

                                 Miscellaneous
                                 -------------

     10.01 Expenses.

     (a)Whether or not this Agreement is consummated, Ski Holdings shall pay the costs and expenses (including attorneys' fees and other legal costs and expenses and accounting fees and other accounting costs and expenses) incurred by Targhee Corp and Ski Holdings in connection with this Agreement and the transactions contemplated hereby.

     (b)Whether or not this Agreement is consummated, GT Acquisition shall pay all of the costs and expenses (including attorneys' fees and other legal costs and expenses and accountants' fees and other accounting costs and expenses) incurred by it in connection with this Agreement and the transactions contemplated hereby.

     10.02 Survival. The representations, warranties, agreements and covenants made by the respective parties hereto in this Agreement shall survive the Closing Date to the extent provided herein.
     10.03 Entire Agreement. This Agreement (including the attached Schedules and Exhibits) contains the entire agreement between the parties hereto with respect to the transactions contemplated hereunder, and supersedes all negotiations, representations, warranties, commitments, offers, contracts and writings prior to the date hereof. No waiver and no modification or amendment of any provisions of this Agreement shall be effective unless specifically made in writing and duly signed by the party to be bound thereby.
     10.04 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which, together, shall constitute one and the same instrument.

     10.05 Assignment. Pending the Closing, Ski Holdings agrees not to transfer, sell, assign or convey any of the stock of Targhee Corp owned by Ski Holdings and shall cause Targhee Corp and its Subsidiaries not to transfer, sell, assign or convey any of the Purchased Assets, except in the ordinary course of the Resort Business or as contemplated hereunder. GT Acquisition may assign its right to receive the Purchased Assets to an affiliate of GT Acquisition or any lender providing financing to GT Acquisition in connection with the transactions contemplated hereby. Subject to the foregoing sentence, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement shall not be construed so as to confer any rights or benefits upon any Person other than the parties hereto and their respective successors and assigns.
     10.06 Headings. The captions of the various Sections and Articles of this Agreement have been inserted only for convenience and shall not be deemed to modify, explain, enlarge or restrict any of the provisions of this Agreement.
     10.07 Governing Law. The validity, interpretation and effect of this Agreement shall be governed by the laws of the State of New York, excluding the "conflicts of laws" rules thereof.
     10.08 Notices. (a) All notices, requests, demands and other communications under this Agreement shall be in writing and delivered in person, or by overnight courier, or by telecopy (with receipt confirmed), or by facsimile transmission (with written confirmation) or sent by registered or certified mail, return receipt requested, postage prepaid, and properly addressed as follows:

             To GT Acquisition:       GT Acquisition I, LLC
             -----------------        c/o Booth Creek Management Corp.
                                      1000 South Frontage Road West, Suite 100
                                      Vail, Colorado 81657
                                      Attn:  George N. Gillett, Jr.
                                      Fax:  (970) 479-0291
                                      Tel:   (970) 476-4030

             With A Copy To:          Winston & Strawn
             --------------           200 Park Avenue
                                      New York, New York 10166-4193
                                      Attn:Richard B. Teiman
                                      Fax:  (212) 294-4700
                                      Tel:   (212) 294-6730

             To Ski Holdings
             ---------------
             or Targhee Corp:         Booth Creek Ski Holdings, Inc.
             ---------------          1000 South Frontage Road West, Suite 100
                                      Vail, Colorado  81657
                                      Attn:  Elizabeth J. Cole
                                      Fax:  (970) 479-0291
                                      Tel:   (970) 476-4030

             With A Copy To:          Loeb & Loeb, LLP
             --------------           345 Park Avenue
                                      New York, New York  10154-0037
                                      Attn:  Michael D. Beck, P.C.
                                      Fax:  (212) 407-4000
                                      Tel:   (212) 407-4990

     (b)Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

     (c)All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 10.08 if delivered personally, or by telecopy (with receipt confirmed), or by facsimile transmission (with written confirmation) or by overnight courier, shall be effective upon delivery; and if delivered by mail, shall be effective upon receipt.

     10.09 U.S. Dollars. All amounts expressed in this Agreement and all payments required by this Agreement are in United States dollars.
     10.10 Savings Clause. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, rule or regulation, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof. The remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.
     10.11 Interpretation. Unless the context of this Agreement otherwise requires, (a) words of any gender shall be deemed to include each other gender,
(b) words using the singular or plural number shall also include the plural or singular number, respectively, and (c) references to "hereof", "herein", "hereby" and similar terms shall refer to this entire Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Asset Purchase Agreement on the day and year first above written.


                               BOOTH CREEK SKI HOLDINGS, INC.

                               By: /s/ Elizabeth J. Cole
                                  --------------------------------

                               Title: Exec. Vice President / CFO
                                     -----------------------------



                               GT ACQUISITION I, LLC

                               By: /s/ Jeffery J. Joyce
                                  --------------------------------

                               Title: Executive Vice President
                                     -----------------------------

                                Schedule 1.02-1

Treatment of Cash Flow Activity Prior to and Through the Effective Date

Ski Holdings and Targhee Corp. shall treat and process cash receipts, cash disbursements and other cash activity through the Effective Date in the following manner:

1. As a condition precedent to the Closing, Targhee Corp. and its Subsidiaries must have paid their accounts payable (other than those which are, individually, less than $1,000 and, in the aggregate, less than $10,000) in accordance with the original terms of each such account and in the ordinary course of business, and no such accounts payable of Targhee Corp. and its Subsidiaries may be past due.

2. Any daily cash deposits made to Targhee Corp.'s Cash Depository Account (KeyBank Account No. 70745521) for business on or prior to the Effective Date shall be for the benefit of Ski Holdings, and Ski Holdings may, at its sole discretion, transfer such deposits to its consolidated cash management accounts with BankBoston.

3. Ski Holdings will make available sufficient funds to honor payroll disbursements made to Targhee Corp. employees for regularly scheduled payrolls paid from the Local Payroll Bank Account (KeyBank Account No. 70753871) which require funding on or prior to the Effective Date. Any funds in Account No. 70753871 in excess of the amount required to honor payroll checks issued on or prior to the Effective Date may be transferred by Ski Holdings, at its sole discretion, to its consolidated cash management accounts at BankBoston.

4. Ski Holdings will honor and fund any accounts payable disbursement checks issued by Targhee Corp. from the Disbursement Account (BankBoston Account No. 80058180) on or prior to the Effective Date.

5. Any credit card deposits made to the Credit Card Account (BankBoston Account No. 26844196) for business on or prior to the Effective Date shall be for the benefit of Ski Holdings, and will be automatically swept to Ski Holdings' consolidated cash management accounts with BankBoston.

6. Any daily cash deposits made to the Targhee Express Depository Account (Bank of Jackson Hole Account No. 222646) for business on or prior to the Effective Date shall be for the benefit of Ski Holdings, and Ski Holdings may, at its sole discretion, transfer such deposits to its cash management accounts with BankBoston.

7. Ski Holdings will honor payroll ACH disbursements made to Targhee Corp. employees for regularly scheduled payrolls which require funding on or prior to the Effective Date. Such disbursements will automatically be posted and clear against the Payroll ACH Account (BankBoston Account No. 80064441) which is part of Ski Holdings consolidated cash management system with BankBoston.

8. Ski Holdings will fund payroll tax deposits through System Tax Services ("STS") for regularly scheduled payrolls which require funding prior to the Effective Date.

9.   Ski   Holdings   will  fund  CBA  Health  and  Welfare   Claims  and  Flex
     Contributions which require funding prior to the Effective Date.


Treatment of Cash Activity During the Interim Period after the Effective Date and to the close of business on the day before the Closing Date

1. Daily cash deposits made to Targhee Corp.'s Cash Depository Account (KeyBank Account No. 70745521) for business during the Interim Period shall be for the benefit of GT Corp. and shall be treated as a positive amount in the determination of Net Cash Receipts for the Interim Period.

2. Any checks issued to Targhee Corp. employees for payrolls paid from the Local Payroll Bank Account (KeyBank Account No. 70753871) which require funding during the Interim Period shall be the obligation of GT Corp. and shall be treated as a negative amount in the determination of Net Cash Receipts for the Interim Period.

3. Any checks issued by Targhee Corp. from the Disbursement Account (BankBoston Account No. 80058180) during the Interim Period shall be the obligation of GT Corp. and shall be treated as a negative amount in the determination of Net Cash Receipts for the Interim Period.

4. Credit card deposits made to the Credit Card Account (BankBoston Account No. 26844196) for business during the Interim Period shall be for the benefit of GT Corp. and shall be treated as a positive amount in the determination of Net Cash Receipts for the Interim Period.

5. Daily cash deposits made to the Targhee Express Depository Account (Bank of Jackson Hole Account No. 222646) for business during the Interim Period shall be for the benefit of GT Corp. and shall be treated as a positive amount in the determination of Net Cash Receipts for the Interim Period.

6. Payroll ACH disbursements issued to Targhee Corp. employees from the Payroll ACH Account (BankBoston Accounting No. 80064441) for regularly scheduled payrolls which require funding during the Interim Period shall be the obligation of GT Corp. and shall be treated as a negative amount in the determination of Net Cash Receipts for the Interim Period.

7. Payroll tax deposits made through STS for regularly scheduled payrolls which require funding during the Interim Period shall be the obligation of GT Corp. and shall be treated as a negative amount in the determination of Net Cash Receipts for the Interim Period.

8. CBA Health and Welfare Claims and Flex Contributions which require funding during the Interim Period shall be the obligation of GT Corp. and shall be treated as a negative amount in the determination of Net Cash Receipts for the Interim Period.

9. As provided in the definition of "Net Cash Receipts", those charges listed on Schedule 1.02-2 attached hereto (to the extent not actually paid by Targhee Corp. during the Interim Period) shall be treated as a negative amount in the determination of Net Cash Receipts for the Interim Period.

10. As provided in the definition of "Net Cash Receipts", any costs, expenses and other charges of Ski Holdings which are allocable to Targhee Corp. and/or its Subsidiaries directly related to the land exchange process between Targhee Corp. and the U.S. Forest Service that, in accordance with the original terms thereof, are not delinquent as of the Effective Date or are incurred thereafter (to the extent not actually paid by Targhee Corp. during the Interim Period) shall be the obligation of GT Corp. and shall be treated as a negative amount in the determination of Net Cash Receipts for the Interim Period.

11. As provided in the definition of "Net Cash Receipts", any charges which would have been allocable to Targhee Corp. had the Transition Services Agreement been in effect during the Interim Period shall be the obligation of GT Corp. and shall be treated as a negative amount in the determination of Net Cash Receipts for the Interim Period.


Treatment of Cash Accounts on and After the Closing Date

1. As the activity in the Cash Depository Account (KeyBank Account No. 70745521), Local Payroll Bank Account (KeyBank Account No. 709753871) and Targhee Express Depository Account (Bank of Jackson Hole Account No. 222646) is not directly tied to Ski Holdings' consolidated cash management system, GT Acquisition may continue to utilize these accounts for cash activity originating on or after the Closing Date.

2. For accounts payable disbursements, GT Acquisition representatives shall commence the necessary actions following the Effective Date to establish their own disbursement checking account for use for activity originating on or after the Closing Date. GT Acquisition may not originate cash disbursements from the Disbursement Account (BankBoston Account No. 80058180) on or after the Closing Date.

3. Credit card deposit activity will require some coordination amongst GT Acquisition, MCMS and GT Acquisition's intended depository institution to properly transition. GT Acquisition representatives shall commence the necessary actions following the Effective Date to have credit card deposits following the Closing Date processed through a new account for the benefit of GT Acquisition. In the event that any credit card deposits for business on or after the Closing Date continue to be deposited to the Credit Card Depository Account (BankBoston Account No. 26844196), Ski Holdings shall remit such amounts to GT Acquisition in a timely manner.

4. Payroll ACH disbursements will not be permitted to be processed through the Payroll ACH Account (BankBoston Account No. 80064441) for payrolls which require funding on or after the Closing Date. GT Acquisition shall either convert existing payroll ACH dibursements to live checks (which clear against the KeyBank Local Payroll Bank Account) or change all ACH payments to clear against the KeyBank Local Payroll Bank Account.

5. Payroll tax deposits for regularly scheduled payrolls which require funding on or after the Closing Date shall be modified to be funded by GT Acquisition.

6. CBA Health and Welfare Claims and Flex Contributions which require funding on or after the Closing Date shall be funded by GT Acquisition.

                                                                Schedule 1.02-2

Booth Creek Ski Holdings, Inc.
Outstanding Accounts Payable on Grand Targhee's Behalf
As of February 21, 2000

                                                    Original    Invoice                            Responsible
                Invoice  Invoice  Invoice           Invoice     Amount                              Party for
 Vendor Name     Date    Number   Due Date           Amount   Outstanding       Description          Payment
-------------  --------  -------  --------         ---------  -----------  ----------------------  -----------
                                        1998/1999 Rental Buy
                                        --------------------

Skis Dynastar  10/05/98  635096   03/1/00          $3,922.38   $1,961.19   98/99 rental equipment      Buyer
Skis Dynastar  10/28/98  638971   03/1/00           4,424.12    2,212.06   98/99 rental equipment      Buyer
Skis Dynastar  10/28/98  638972   03/1/00           3,870.05    1,935.03   98/99 rental equipment      Buyer
Skis Dynastar  11/19/98  644514   03/1/00           9,601.87    4,800.94   98/99 rental equipment      Buyer
Skis Dynastar  11/23/98  645059   03/1/00           1,060.71      530.36   98/99 rental equipment      Buyer
Skis Dynastar  11/24/98  645328   03/1/00           2,640.00    1,320.00   98/99 rental equipment      Buyer
Skis Dynastar  12/02/98  646506   03/1/00             125.30       62.65   98/99 rental equipment      Buyer
Skis Dynastar  12/23/98  651371   03/1/00               9.98        4.99   98/99 rental equipment      Buyer
                                                              ----------
Total Skis Dynastar Outstanding                               $12,827.21
                                                              ----------

K2 Corporation 08/07/98  157022    3/1/00          $6,195.00   $3,097.50   98/99 rental equipment      Buyer

                                        1999/2000 Rental Buy (1)
                                        ------------------------

Skis Dynastar  10/28/99  672594/  03/01/2000-01    $3,452.38   $3,452.38   99/00 rental equipment      Buyer
                         672595   03/01/2000-01
Skis Dynastar  10/28/99  672596/  03/01/2000-01     1,801.80    1,801.80   99/00 rental equipment      Buyer
                         672597   03/01/2000-01
Skis Dynastar  12/7/99   679637   03/01/2000-01     1,724.85    1,724.85   99/00 rental equipment      Buyer
Skis Dynastar  12/10/99  680437   03/01/2000-01     1,076.43    1,076.43   99/00 rental equipment      Buyer
Skis Dynastar  12/10/99  678854   03/01/2000-01     3,166.52    3,166.52   99/00 rental equipment      Buyer
Skis Dynastar  12/10/99  679385   03/01/2000-01       635.36      635.36   99/00 rental equipment      Buyer
Skis Dynastar  12/10/99  685639   03/01/2000-01       977.20      977.20   99/00 rental equipment      Buyer
Skis Dynastar  12/10/99  687976   03/01/2000-01       309.20      309.20   99/00 rental equipment      Buyer
                                                              ----------
Total Skis Dynastar Outstanding                               $13,143.74
                                                              ----------

Salomon        10/20/99  9567686  3/1/00            3,800.72   $3,800.72   99/00 rental equipment      Buyer

Smith          10/15/99  101599   3/1/00            3,400.00   $3,400.00   99/00 rental equipment      Buyer
                                                              ----------
Total Owed For Rental Buys As of February 21, 2000            $36,269.17
                                                              ----------

                                   Other Misc. Outstanding Accounts Payable
                                   ----------------------------------------

Marker           12/2/99 10006820  03/1/00          1,445.94   $  722.97     99/00 uniform items       Buyer
Marker           12/2/99 10006821  03/1/00          4,362.50    2,181.25     99/00 uniform items       Buyer
Marker           11/8/99 10004941  03/1/00          3,274.46    1,637.23     99/00 uniform items       Buyer
Marker          10/26/99 10003846  03/1/00          1,876.50      938.25     99/00 uniform items       Buyer
Marker          10/29/99 10004193  03/1/00          6,271.38    3,135.69     99/00 uniform items       Buyer
                                                              ----------
Total Marker Outstanding                                      $ 8,615.39
                                                              ----------
                                                              ----------
       Total Owed to Misc Vendors As of February 21, 2000     $ 8,615.39
                                                              ----------


      Total Outstanding Accounts Payable                      ----------
              on Behalf of Grand Targhee                      $44,884.56
      ----------------------------------                      ----------

Amount to Be Paid by Seller                                   $     -

Amount to Be Paid by Buyer                                    $44,884.56

(1) Note: The rental equipment amounts to Dynastar will be paid 50% on 3/1/2000 and the remaining 50% on 3/1/2001

                                Schedule 1.02-3

                     Legal Description of Real Properties

Graphic of Grand Targhee Special Use Permit Map of Approximately 2,400 acres omitted.

                                 Schedule 4.03

                                    CONSENTS

1. Bank Boston N.A. pursuant to that certain Amended and Restated Credit Agreement dated as of October 30, 1998, as amended by the First Amendment to Amended and Restated Credit Agreement entered into as of May 18, 1999 by and among Ski Holdings, Booth Creek Ski Acquisition Corp., a Delaware corporation, Trimont Land Company, a California corporation, Sierra-at-Tahoe, Inc., a Delaware corporation, Bear Mountain, Inc., a Delaware corporation, Waterville Valley Ski Resort, Inc., a Delaware corporation, Mount Cranmore Ski Resort, Inc., a Delaware corporation, Ski Lifts, Inc., a Washington corporation, Targhee Corp., LMRC Holdings Corporation, a Delaware corporation, Loon Mountain Recreation Corporation, a New Hampshire corporation and BankBoston, as agent for itself and the other Lenders named therein.

2. United States Department of Agriculture-Forest Service in connection with the U.S. Forest Service Term Special Use Permit issued by that agency on March 18, 1997.

3. United States Department of Agriculture-Forest Service in connection with the Agreement to Initiate the Forest Service, U.S. Department of Agriculture and Booth Creek, Inc., executed as of September 3 and 4, 1997.

4. Exclusive GPS Tracking Agreement, dated November ___, 1999, between Maptek LLC and Booth Creek Ski Holdings, Inc. regarding guest global positioning system mapping at the Grand Targhee resort.

5. Service Agreement, dated _____________, 1999 between Grand Targhee, Inc. and Alltrans, Inc. regarding bus shuttle service.

6. Service Agreement, dated November 9, 1999 between Grand Targhee, Inc. and Southwest Unlimited LLC, dba Downhill Express regarding bus and van service.

7. Equipment Lease Agreement Number 83422-100 and Equipment Schedule No. 1, dated December 29, 1997, between Bombardier Capital, Inc. and Grand Targhee Incorporated regarding lease of two 1996 Bombardier Plus MP Snowgroomers.

8. Price, Parts and Warranty Agreement, dated November __, 1999 between Bombardier Motor Corporation of America Utility Division and Booth Creek Ski Holdings, Inc., as it relates to Grand Targhee.

9. Master Agreement, dated December 23, 1998, and Lease Schedule No. 1 thereto, dated December 24, 1998, each between BancBoston Leasing Inc. and Grand Targhee regarding lease of Bombardier Corporation equipment.

10. United States Department of the Interior, National Park Service, Special Use Permit issued to Grand Targhee Resort issued by that agency November 24, 1999.

11. Federal Communications Commission VHF translator Station Licenses each issued to Grand Targhee on July 29, 1999 by that agency: (i) K02KD-Channel 2 (License BRTTV-980807 AE); (ii) KO5GU-Channel 5 (License BRTTV-980807AF); and
(iii) K07QC-Channel 7 (License BRTTV-980807 AG).

12. Federal Communications Commission Radio Station Licenses issued: (i)to Grand Targhee Inc. on March 29, 1996 (Call Sign: KRV764); and (ii)to Booth Creek Ski Holdings Inc dba Grand Targhee Ski & Summer resort on May 8, 1998 (Call Sign: WPMA885).

13. Department of Environmental Quality, Water Quality Division, water waste treatment plant permit (Teton County Location, Permit No. WY0024708) issued by that agency to Booth Creek Holdings, Inc.

14. State of Wyoming, Teton County: (i) Resort Liquor License (No. 2148) issued on January 7, 2000 to Grand Targhee Incorporated in connection with Grand Targhee Resort (Grand Targhee Bar): (ii) Retail Liquor License (No. 2135) issued on January 7, 2000 to Targhee Ski Corp. in connection with Grand Targhee Resort; (iii) County Retail Malt Beverage Permit (No. 2151) issued on January 7, 2000 to BV Corporation in connection with the General Store; and (iv) County Retail Malt Beverage Permit issued on January 7, 2000 to Targhee Company in connection with the Igloo Bar.

15. Option and Purchase Agreement, dated September 3, 1997, between Krispen Family Holdings, L.C. and Booth Creek Ski Holdings, Inc. (as assignee of Booth Creek, Inc.) , as amended by the First Amendment to the Option and Purchase Agreement, dated November 23, 1999, regarding Squirrel Meadows land, if at the Closing, GT Acquisition is not an "affiliate" of Ski Holdings as defined in the foregoing agreement.

16. State of Wyoming, Department of Family Services: day care center license issued to Grand Targhee Resort on December 11, 1998.

17. State of Wyoming, Office of the State Engineer, permit to appropriate ground water, issued to Big Valley Corporation and assigned to Grand Targhee, Inc.

18. Option and Purchase Agreement, dated ______________, 1999, between Booth Creek Ski Holdings, Inc. and Ricks College regarding Squirrel Meadows land.

19. Equipment lease between Newcourt/Lucent/AT&T and Grand Targhee Incorporated in connection with Phone #1-10000 for the lease period commencing January 1, 2000.

20. Equipment lease between Newcourt/Lucent/AT&T and Grand Targhee Incorporated in connection with Phone#2 -M3002 for the lease period commencing January 1, 2000.

21. Equipment lease between GE Capital and Grand Targhee Incorporated in connection with a copier for the lease period commencing January 1, 1999.

22.  Equipment  lease  between  Toshiba  and  Grand  Targhee   Incorporated  in
connection with a copier and fax equipment for the lease period commencing January 1, 1999.

23.  Equipment  lease  between  Toshiba  and  Grand  Targhee   Incorporated  in
connection with a copier for the lease period commencing March 1, 1999.

24. Equipment lease between Pitney Bowes and Grand Targhee Incorporated in connection with certain postage equipment for the lease period commencing January 1, 1999.

25. Equipment lease between Pitney Bowes and Grand Targhee Incorporated in connection with certain postage equipment for the lease period commencing January 1, 2000.

26. Equipment lease between Dell Financial and Grand Targhee Incorporated in connection with computer equipment for the lease period commencing March 1, 2000.

                                Schedule 4.09(f)

                                     AUDITS

1. On February 7,2000, Targhee Corp received notice from the Internal Revenue Service concerning an appointment scheduled for March 14, 2000 for a federal income tax audit of Targhee Corp and its Subsidiaries for the period commencing June 1, 1996 and ending March 18, 1997.

2. Targhee Corp. may have received double credit for a prior payment to the USFS. No such liability has been asserted by the USFS.

                                 Schedule 6.09

                                MATERIAL ASSETS

1. Equipment subject to that certain UCC-1 financing statement dated January 28, 1999 (Filing No. 99028131A06) executed by Targhee Corp. for the benefit of BancBoston Leasing Inc.

2. Equipment subject to that certain UCC-1 financing statement, filed January 9, 1998 (Filing No. U-87798) in Teton County, Wyoming executed by Targhee Corp. for benefit of Bombardier Capital, Inc.

3. Equipment subject to that certain UCC-1 financing statement, executed in December 14, 1999 by Targhee Corp. for benefit of Bombardier Capital, Inc.

4. Equipment subject to that certain UCC-1 financing statement, filed July 7, 1995 by Targhee Corp. for benefit of AT&T Commercial Finance Corp.

5. Equipment subject to that certain UCC-1 financing statement, filed January 24, 1996 by Targhee Corp. for benefit of Citicorp Leasing, Inc.

6. Equipment subject to that certain UCC-1 financing statement, filed February 3, 1997 by Targhee Corp. for benefit of Garaventa CTEC, Inc.

7. Items 19 through 26 listed on Schedule 4.03 are incorporated herein by reference.

                                 Schedule 7.08

                             RELEASE OF GUARANTEES

1. Guaranty of Master Lease Agreement dated December 29, 1997 between Targhee Corp. and Bombardier Capital, Inc. and leasing transaction made pursuant to Equipment Schedule No. 1 dated December 29, 1997 and Equipment Schedule No. 2 dated December, 1999.

2.  Obligations  related  to the  Parts,  Price and  Warranty  Agreement  dated
November 23, 1999 between Booth Creek Ski Holdings, Inc. and Bombardier Motor Corporation of America.

3. Guaranty of Master Agreement dated December 23, 1998 by and between Targhee Corp and BancBoston Leasing, Inc. and that certain leasing transaction dated December 23, 1998 pursuant to Lease Schedule No. 1.

                                 Schedule 9.01

                           PURCHASE PRICE ALLOCATION

     GT Corp shall allocate the Purchase Price among the assets and liabilities of Targhee Corp. in the following manner:

1. Any cash on hand or cash made available pursuant to Section 6.07 shall be valued based on their recorded amounts.

2.   Receivables  shall be valued at present  values of amounts to be  received
     determined  at   appropriate   interest   rates,   less   allowances   for
     uncollectibility and collection costs, if necessary.

3. Finished goods inventories at estimated selling prices less the sum of costs of disposal and a reasonable profit allowance for the selling effort. However, in the event that recorded balances of finished goods inventories as of the Closing Date, net of applicable reserves for obsolete, damaged or slow-moving goods, approximate the amounts that would be determined pursuant to the preceding sentence, then existing recorded balances may be used.

4. Supplies and similar inventories at current replacement cost. However, in the event that recorded balances of supplies and similar inventories as of the Closing Date approximate the amounts that would be determined pursuant to the preceding sentence, then existing recorded balances may be used.

5. Prepaid expenses and other current assets shall be valued based on their recorded values as of the Closing Date, unless the nature of such assets would otherwise indicate a more appropriate value.

6. Property and equipment to be used shall be valued at the current replacement costs on a going concern basis for current use for similar capacity unless the expected future use of the asset(s) indicates a lower value to the acquirer.

7. Property and equipment to be sold shall be valued at fair value less cost to sell.

8. Costs incurred in connection with the proposed land swap with the U.S. Forest Service shall be valued at their recorded values as of the Closing Date, which shall be deemed to approximate their estimated fair values.

9. Option contract payments made in connection with the proposed land swap with the U.S. Forest Service shall be valued at their recorded values as of the Closing Date, which shall be deemed to approximate their estimated fair values.

10. Intangible assets, if any, that can be identified and named, including contracts, patents, franchises, customer and supplier lists, and favorable leases, at their estimated fair values.

11. Accounts and notes payable, long-term debt and other claims payable at present values of amounts to be paid determined at appropriate current interest rates.

12. Liabilities and accruals at present values of amounts to be paid determined at appropriate current interest rates.

13.  Other   liabilities  and  commitments,   including   unfavorable   leases,
     contracts, and commitments, at present values of amounts to be paid determined at appropriate current interest rates.

14. Any excess purchase price over the estimated fair values of assets acquired and liabilities assumed shall be recorded to goodwill.

                                   Exhibit A

                OPTION AND PURCHASE AGREEMENTS; OTHER AGREEMENTS

1. Agreement to Initiate, dated September 4, 1997, between U.S. Department of Agriculture Forest Service and Booth Creek, Inc., as amended by the Squirrel Meadows-Grand Targhee Resort Land Exchange Amendment to Agreement to Initiate, dated August 25, 1999.

2. Option and Purchase Agreement, dated September 3, 1997, between Krispen Family Holdings, L.C. and Booth Creek Ski Holdings, Inc. (as assignee of Booth Creek, Inc.), as amended by the First Amendment to the Option and Purchase Agreement, dated November 23, 1999, regarding Squirrel Meadows land.

3. Option and Purchase Agreement, dated May ___, 1999, among Wildwood Properties, Kent M. Wright and Betty A. Wright, Trustees, and Booth Creek Ski Holdings, Inc. regarding certain real property regarding Squirrel Meadows land.

4.  Option and  Purchase  Agreement,  dated  _______,  1999,  between  Wildwood
Properties and Booth Creek Ski Holdings, Inc. regarding Squirrel Meadows mineral rights.

5. Letter to Victor S. Merrill, general partner of Wildwood Properties, from Booth Creek Ski Holdings, Inc., dated May 12, 1999, regarding ski passes.

6. Letter to Victor S. Merrill, general partner of Wildwood Properties, from Booth Creek Ski Holdings, Inc., dated May 12, 1999, regarding simultaneous exercise of the land and mineral options.

7. Option and Purchase Agreement, dated ______, 1999, between Booth Creek Ski Holdings, Inc. and Ricks College regarding Squirrel Meadows land.

8. Development Contingent Payment Agreement, dated March 18, 1997, among Booth Creek Ski Holdings, Inc., Grand Targhee Incorporated, Moritz O. Bergmeyer and Carol Mann Bergmeyer regarding a per-developed unit fee.

9. Exclusive GPS Tracking Agreement, dated October 22, 1999, between Map Tek LLC and Booth Creek Ski Holdings, Inc. regarding guest global positioning system mapping.

10. Service Agreement, dated ______, 1999 between Grand Targhee, Inc. and Alltrans, Inc. regarding bus shuttle service.

11. Service Agreement, dated November 9, 1999 between Grand Targhee, Inc. and Southwest Unlimited LLC, dba Downhill Express regarding bus and van service.

12. Equipment Lease Agreement Number 83422-100 and Equipment Schedule No. 1, dated December 29, 1997, between Bombardier Capital, Inc. and Grand Targhee Incorporated regarding lease of two 1996 Bombardier Plus MP Snowgroomers.

13. Price, Parts and Warranty Agreement, dated November ___, 1999 between Bombardier Motor Corporation of America Utility Division and Booth Creek Ski Holdings, Inc., as it relates to Grand Targhee.

14. Master Agreement, dated December 23, 1998, and Lease Schedule No. 1 thereto, dated December 24, 1998, each between Bancboston Leasing Inc. and Grand Targhee regarding lease of Bombardier Corporation equipment.

                                   Exhibit B

                         TRANSITION SERVICES AGREEMENT

          This Transition Services Agreement (this "Agreement") is entered into as of June 20, 2000 by and between GT Acquisition I, LLC, a Delaware limited liability company (the "Company"), and Booth Creek Ski Holdings, Inc., a Delaware corporation ("Ski Holdings").

          A. The Company and Ski Holdings, among others, are parties to that certain Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of March 21, 2000.

          B.  Pursuant  to  the  Asset  Purchase  Agreement,  the  Company  is,
concurrently  herewith,   purchasing  from  Ski  Holdings  all  of  the  assets
constituting the Grand Targhee Ski and Summer Resort.

          C. The Company and Ski Holdings now wish to arrange for the provision of certain services by Ski Holdings to the Company, on the terms and conditions set forth herein.

          NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

     1. Certain Definitions.

          "Closing"   shall   mean  the   consummation   of  the   transactions
contemplated by the Asset Purchase Agreement, including the execution and delivery of this Agreement by each of the parties hereto.

          "Closing Date" shall mean the date upon which the Closing occurs.

          "Person" shall mean any entity, corporation, company, association, joint venture, joint stock company, partnership, trust, organization, individual (including personal representatives, executors and heirs of a deceased individual), nation, state, government (including agencies, branches, departments, bureaus, boards, divisions and instrumentalities, thereof), trustee, receiver or liquidator.

          All Exhibits and Schedules to this Agreement, as existing on the date of this Agreement or as thereafter supplemented, modified or amended from time to time, are incorporated into this Agreement by this reference as though fully set forth herein. All accounting terms not otherwise defined herein or in any other related agreement shall have the meanings accorded to them under GAAP. References herein to "Articles," "Sections," "Schedules" and "Exhibits" shall be to Articles, Sections, Schedules and Exhibits, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in
Section 1 may, unless the context otherwise requires, be used in the singular or the plural and in any gender depending on the reference.

     2. Services; Term. Commencing on the Closing Date and continuing for the term specified in Exhibit A with respect to each such service, Ski Holdings shall provide the services (collectively, the "Transition Services") enumerated in Exhibit "A" to the Company with respect to the Grand Targhee Ski and Summer Resort in Alta, Wyoming (the "Grand Targhee resort"), subject in all cases to the terms and conditions specified in Exhibit A. Additional services may be added to Exhibit "A" at any time by mutual agreement of the parties hereto. Except for the Transition Services specifically delineated in this Agreement, Ski Holdings will have no responsibility for providing any other services to the Company from and after the Closing Date.

     3. Termination. The Company may terminate this Agreement or Ski Holdings provision of any particular Transition Service upon 30 days' prior written notice to Ski Holdings.

     4. Compensation. As compensation for the Transition Services rendered hereunder, the Company shall pay the fees and reimbursements specified in Exhibit A (the "Transition Service Fees"). The Transition Service Fees shall be billed in the following manner:

          (a) For Transition Services which can be billed directly by the third party vendors supplying such services, Ski Holdings and the Company shall use their best efforts to cause such vendors to bill the Company directly.

          (b) For Transition Services for which the fees are fixed and determinable each monthly fiscal period of Ski Holdings, Ski Holdings shall present invoices to the Company on or before the tenth (10th) business day of each month, which invoices shall be due and payable within 15 days of presentment.

          (c) For Transition Services which are based on actual usage, Ski Holdings shall provide the Company with invoices on a monthly basis in arrears not later than 15 days following the close of each fiscal month of Ski Holdings, which invoices shall be due and payable within 15 days of presentment.

     5. Expenses. In addition to paying all Transition Service Fees, the Company shall also reimburse Ski Holdings for all out-of-pocket expenses incurred by it in connection with the Transition Services including, without limitation, advertising, legal and other reasonable professional fees; provided, however, that Ski Holdings shall obtain the Company's prior approval on a case-by-case basis before incurring any outside legal fees and before incurring any other out-of-pocket expenses exceeding $1,000 in any particular case. Ski Holdings shall include all such itemized expenses in the monthly invoices for Transition Services referred to in Section 4.

     6.  Arms  Length  Terms.  The  parties  acknowledge  and  agree  that  the compensation and other terms of this Agreement afford Ski Holdings consideration for the rendition of the Transition Services which is at least equal to that which could be obtained from unaffiliated Persons if Ski Holdings were to provide the Transition Services to such unaffiliated Persons in the same geographic areas in which the Company conducts business.

     7. Documentation and Disputes. In the event that any of the Transition Service Fees or reimbursements are based upon hourly rates or allocations of combined costs other than as specified in Exhibit A, Ski Holdings will, upon request, provide to the Company documentation supporting the amount charged.

     8. Confidential Information.

          (a) Each of Ski Holdings and the Company shall: (i) hold in trust and maintain confidential, (ii) not disclose to others without the prior written approval of the other, and (iii) not use for any purpose, other than such purposes as may be authorized in writing by the other, any Information received from the other under this Agreement; provided, however, that Ski Holdings may disclose any such information to Fleet National Bank (f/k/a BankBoston NA) as required by its loan arrangement with such bank.

          (b) For these purposes, "Information" shall mean any information relating to the Transition Services or the other party which is confidential, proprietary or otherwise not generally available to the public (but excluding information which has become part of the public domain, or which the receiving party has obtained independently from third party sources without those sources having violated any fiduciary or other duty not to disclose such information).

          (c) The foregoing obligations of confidentiality, non-disclosure and non-use shall not apply, however, to any Information to the extent that the receiving party can show that: (i) such Information is or becomes generally available to the public other than through the acts or omissions of the receiving party; (ii) such Information is or becomes available to the receiving party on a non-confidential basis from a third party having the legal right to disclose such Information, (iii) such Information relates to historical activities of the other party prior to the date hereof; or (iv) disclosure of such Information is required under applicable law or regulations or is made pursuant to the request of any regulatory authority having jurisdiction over the receiving party.

     9. Standard of Care; Limitation of Liability. Ski Holdings shall use reasonable efforts to attempt to provide the Transition Services to the Company with the same general degree of care, skill and prudence as is customarily exercised by Ski Holdings in its own business. Ski Holdings, however, shall not be liable for any act or omission related to or arising from its provision of the Transition Services unless that act or omission constitutes gross negligence or willful misconduct on its part. Furthermore, Ski Holdings shall not be liable to the Company hereunder for any liabilities, losses, damages, expenses or other amounts (however characterized) which may be suffered by the Company as a result of any breach of this Agreement by Ski Holdings to the extent any such liabilities, losses, damages, expenses or other amounts exceed the aggregate Transition Service Fees payable by the Company hereunder, and in no event shall Ski Holdings be liable hereunder for any indirect or consequential damages which may be suffered by the Company. Ski Holdings shall have no duties to the Company except those expressly set forth herein, and shall have no duty or responsibility to determine whether any data or information provided to it or any of its employees or agents hereunder by the

Company is accurate, but may, instead, conclusively rely upon the accuracy of any such data or information.

     10. Indemnification. The Company shall indemnify, defend and hold harmless Ski Holdings and its shareholders, directors, officers, employees and agents from and against (i) any breach of this Agreement by the Company and (ii) any and all damages, losses, claims, judgments, amounts paid in settlement and out-of-pocket expenses (including reasonable legal and accounting fees) arising out of any actual or threatened third party claims, proceedings or investigations relating to or resulting from Ski Holdings' rendition of the Transition Services or Ski Holdings' performance of any of its duties hereunder, except to the extent the same proximately result from the willful misconduct, gross negligence or negligence of Ski Holdings or any such shareholder, director, officer, employee or agent. The Company's indemnification obligations shall survive the termination of this Agreement, and Ski Holdings shall have the right to require the Company to advance expenses incurred by it in advance of the final disposition of any such claim, proceeding or investigation.

     11. Assignment or Transfer. No party shall assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written approval of the other party, except that no such approval shall be required for an assignment or delegation to an affiliate or to a successor to all or a substantial portion of the assets or the business of either party, provided that such affiliate or successor assumes such party's obligations hereunder with respect to the rights assigned or transferred. This Agreement shall be binding on the parties' respective permitted or approved successors and assigns.

     12. Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing (including facsimile communications) and shall be mailed (return receipt requested), sent by facsimile or delivered by courier or other means of personal service to each party at the address set forth as follows, and any such notice, request, demand or other communication shall be effective upon receipt. All payments required in this Agreement shall be paid to and delivered to the party as provided herein for notice.

If to the            c/o Booth Creek Management Corp.
Company:             1000 South Frontage Road West, Suite 101
                     Vail, Colorado 81657
                     Attn: George N. Gillett, Jr.
                     Fax: (970) 479-0291
                     Tel:  (970) 476-4030

With copy to:        Winston & Strawn
                     200 Park Avenue
                     New York, New York 10166-4193
                     Attn: Richard B. Teiman, Esq.
                     Fax: (212) 294-4700
                     Tel:  (212) 294-6730

If to Ski Holdings:  Booth Creek Ski Holdings, Inc.
                     9705 Highway 267, Suite 2
                     Truckee, CA  96161
                     Attn: Brian Pope
                     Vice President of Finance and Accounting
                     Fax:  (530) 550-5118
                     Tel:   (530) 550-5103

With copy to:        Loeb & Loeb LLP
                     345 Park Avenue
                     New York, New York 10154-0037
                     Attn: Michael D. Beck, Esq.
                     Fax:  (212) 407-4000
                     Tel:   (212) 407-4990

     13. Entire Agreement. This Agreement (including the exhibits hereto and provisions of the Asset Purchase Agreement incorporated by reference) is intended to embody the final, complete and exclusive agreement among the parties with respect to the subject matter hereof; is intended to supersede all prior agreements, understandings and representations written or oral, with respect thereto; and may not be contradicted by evidence of any such prior or contemporaneous agreement, understanding or representation, whether written or oral.

     14. Governing Law and Venue. This Agreement is to be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Any suit brought hereon, whether in contract, tort, equity or otherwise, shall be brought in the state or federal courts sitting in the City and County of Denver, Colorado, California, the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it, consents to service of process in any manner prescribed in Section 13 or in any other manner authorized by Colorado law, and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner specified by law.

     15. Binding Effect. This Agreement and the rights, covenants, conditions and obligations of the respective parties hereto and any instrument or agreement executed pursuant hereto shall be binding upon the parties and their respective successors, assigns and legal representatives.

     16. Attorney's Fees. If any party shall bring an action against the other by reason of any alleged breach of any covenant, provision or condition hereof, or otherwise arising out of this Agreement, the unsuccessful party(ies) shall pay to the prevailing party(ies) all attorney's fees and cost actually incurred by the prevailing party(ies), in addition to any other relief to which it or they may be entitled.

     17. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one counterpart.

     18. Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

     19. Severability. In the event that any provision or any part of any provision of this Agreement shall be void or unenforceable for any reason whatsoever, then such provision shall be stricken and of no force and effect. However, unless such stricken provision goes to the essence of the consideration bargained for by a party, the remaining provisions of this Agreement shall continue in full force and effect, and to the extent required, shall be modified to preserve their validity.

     20. No Third-Party Rights. Except as contemplated by Section 10, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Persons to any party to this Agreement, nor shall any provision give any third Persons any right of subrogation or action over against any party to this Agreement.

     21. Ambiguities. The parties acknowledge that each party and its counsel has materially participated in the drafting of this Agreement and consequently the rule of contract interpretation that ambiguities, if any, in the writing be construed against the drafter, shall not apply.

      [remainder of this page intentionally left blank; signatures follow]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first above written.


                                   GT ACQUISITION I, LLC, a Delaware
                                   limited liability company


                                   By: /s/ Jeffery J. Joyce
                                      ------------------------------

                                   Its: Executive Vice President
                                       -----------------------------


                                   SKI HOLDINGS

                                   BOOTH CREEK SKI HOLDINGS, INC., a
                                   Delaware corporation


                                   By: /s/ Elizabeth J. Cole
                                      ------------------------------

                                   Its: Exec. Vice President / CFO
                                       -----------------------------

                                  EXHIBIT "A"

                              SCHEDULE OF SERVICES

     1. Employee Transition Services. From and after the Closing Date and continuing until the later of June 30, 2000 or the ninetieth (90th) day after the Closing Date, at the written request of the Company, Ski Holdings will cause employees selected by it to provide business advisory and consulting services to the Company ("Employee Transition Services"). The provision by Ski Holdings of such Employee Transition Services to the Company will be subject to the following:

          (a) The Company must provide reasonable advance written notice of its request for Employee Transition Services.

          (b) The demands of each employee's existing and expected work commitments to Ski Holdings will have priority over the Employee Transition Services, with the objective that the provision of the Employees Services to the Company will not impede the proper execution of any such employee's work commitments to Ski Holdings.

          (c) The fees charged by Ski Holdings to the Company for such Employee Transition Services will be based on the fully distributed cost of the Employee Transition Services on a per hour or per day basis, which will include the following: (i) the average per hour rate of compensation paid to the employee based on (x) such employee's then current annual salary rate divided by 2080 hours, or (y) such employee's then current hourly wage rate, as applicable;
(ii) Ski  Holdings'  estimated  annual payroll overhead burden rate of 25%; and
(iii) other directly allocable costs and expenses associated with the provision of such Employee Transition Services.

     2. Specific Employee Transition Services. Without limiting the generality of Section 1 of this Exhibit A and subject to the provisos in Sections 1(a) and 1(b) above:

          (a) from and after the Closing Date and until the later of June 30, 2000 or the ninetieth (90th) day after the Closing Date, the Company may utilize the services of the following employees at no charge: Tamra Underwood (Ski Holdings' Vice President and General Counsel); Mark Petrozzi (Risk Management); Laura Moriarty; and Julie Mauer; provided, however, that the services of Mark Petrozzi shall be limited to risk management consultation and shall specifically exclude negotiations to procure new insurance on behalf of the Company; and

          (b) from and after the Closing Date and through April 28, 2000, the Company may utilize the services of each of Tim Beck and Pat Peeples at no charge. After April 28, 2000 and until the earlier of (i) the date of the initial rendering of the record of the decision to approve the Environmental Impact Statement currently in process with respect to the Grand Targhee resort (without regard to any applicable administrative or judicial appeal periods) or
(ii) August 31, 2000, the Company shall pay for any such services by Mr. Beck at the rates sets forth in Section 1 of this Exhibit A and the Company will be required to make its own arrangements with Ms. Peeples if it wishes to use her services, and any arrangements between Ski Holdings and Ms. Peeples shall not preclude the use by the Company of her services. Thereafter, should the Company request that Tim Beck render services to it as a consultant or expert witness with respect to any administrative or judicial appeal arising from the foregoing land exchange with the U.S. Forest Service, Ski Holdings will provide Mr. Beck's services on a limited basis provided that (i) only Mr. Beck, and not personnel otherwise available to the Company, has the knowledge and expertise to render the requested services, (ii) Mr. Beck's availability to perform his regular duties on behalf of Ski Holdings will not be impaired by his performance of the requested services to the Company and (iii) the Company and Ski Holdings reach mutually acceptable agreements as to the terms pursuant to which Mr. Beck's services will be provided to the Company.

Notwithstanding anything else provided in this Section 2, however, the amount of time devoted by any employee listed in items (a) and (b) above to any matters related to the Company shall not generally exceed the amount of time currently devoted by such employee to matters for the Company.

     3. Commercial Insurance. From and after the Closing Date and continuing until the earlier of (i) the later of June 30, 2000 or the ninetieth (90th) day after the Closing Date, or (ii) the date on which the Company procures its own like insurance, Ski Holdings will cause its insurers to continue to provide the Company with the following forms of insurance coverage ("Transition Insurance") under Ski Holdings' existing commercial insurance policies, subject in all cases to the Company's compliance with the existing terms and conditions of such insurance policies:

          (a) Commercial property.

          (b) Boiler and machinery.

          (c) Electronic data processing.

          (d) Commercial general liability, umbrella coverage, and First, Second, Third and Fourth Excess Layer.

          (e) Business automobile.

          (f) Crime.

Except for the Transition Insurance, Ski Holdings will have no responsibility for arranging to provide to the Company any other form of insurance coverage, including directors and officers liability insurance, employment practices liability insurance, fiduciary liability insurance, workman compensation or other forms of insurance.

          The Company will promptly reimburse Ski Holdings for its allocable share of all premium costs of the Transition Insurance, as reflected on
Schedule 1. The Company will pay all actual uncovered claims, excess losses, deductibles and other costs applicable to the Transition Insurance for any incidents applicable to its business and operations, as well as any taxes or administrative expenses associated with the Transition Insurance.

     4. Health Welfare and Other Benefits.

          (a) Subject to all applicable rules and regulations related to such health, welfare and benefit plans, Ski Holdings will continue to provide eligible employees of the Company with the opportunity to participate in the following Ski Holdings health and welfare programs (the "Health and Welfare Programs") for the period commencing on the Closing Date and continuing until the earlier of (i) the later of June 30, 2000 or the ninetieth (90th) day after the Closing Date or (ii) such time as the Company has made alternate arrangements for Health and Welfare Programs:

               (i) Benefits provided under the Booth Creek Ski Holdings, Inc. Indemnity Employee Benefit Plan.

               (ii) Benefits provided under the Booth Creek Ski Holdings, Inc. Vision Plan.

               (iii) Benefits provided under the Booth Creek Ski Holdings, Inc. Dental Plan.

               (iv) Employer provided life insurance and accidental death & disability coverage.

               (v) Employer provided dependent life insurance coverage.

               (vi) Employee funded supplemental life insurance coverage.

               (vii) Employer provided short-term disability coverage.

               (viii) Employer provided long-term disability coverage.

               (ix) Employee funded supplemental long-term disability coverage.

The Company will promptly reimburse Ski Holdings for, or pay directly to the various providers and administrators of the Health and Welfare Programs, the Company's direct or allocable share (based upon participating employees) of all administrative fees, employer premiums, employee premiums, claims, losses and any other costs incurred by Ski Holdings and associated with the Health and Welfare Programs. Schedule 2 summarizes the current administrative fees, employer premiums and employee premiums associated with the Health and Welfare Programs.

          (b) From and after the Closing Date and until the earlier of (i) the later of June 30, 2000 or the ninetieth (90th) day after the Closing Date or
(ii) such time as the Company has made alternate arrangements for retirement programs, Ski Holdings will continue to hold and administer in the Ski Holdings

401(k) plan (the "Plan") the accounts and funds of employees of the Company who were formerly employees of Ski Holdings and/or its affiliates.

     5. Banking Services. Following the Closing Date, the Company will establish its own banking and cash management accounts and Ski Holdings will have no responsibility therefor.

     6. Ticketing and Loyalty System Services. The parties acknowledge that the Company currently maintains and supports its own primary ticketing system and participates in the Vertical Value loyalty program maintained and supported by Ski Holdings and its First Tracks ticketing system. Each of the Company and Ski Holdings acknowledge the low volume of Vertical Value members maintained by the Company. During the remainder of the 1999/00 ski season:

          (a) the Company may continue to use the First Tracks ticketing system relating to the Vertical Value program at no cost to the Company; and

          (b) Ski Holdings will honor Vertical Value redemptions at Ski Holdings' other ski resorts from Vertical Value members at the Grand Targhee resort; and the Company will honor Vertical Value redemption at the Grand Targhee resort from Vertical Value members at Ski Holdings' other ski resorts, each party honoring such Vertical Value redemption at no cost to the other.

          Following  the  1999/00  ski  season,   Ski  Holdings  will  have  no
responsibility to provide any ticketing or loyalty system support or integrated programs to the Company.

     7. Human Resources and Employee Development Services. At the written request of the Company, from and after the Closing Date and continuing until the later of June 30, 2000 or the ninetieth (90th) day after the Closing Date, Ski Holdings will continue to provide to the Company substantially the same training, program assistance and other services it provides to its other resorts through its corporate Human Resources personnel and consultants (the "Human Resources Services"). In particular, Ski Holdings will provide the following Human Resources Services to the Company as of the dates set forth below:

          (a) Laura Moriarty will be coordinating the "360 Degree Feedback" process commencing in February, 2000. If the Company elects to participate in such program with respect to the Grand Targhee resort after the Closing Date, the Company will reimburse Ski Holdings for its allocable portion of the consolidated set-up fee and the $80 per head processing fee for any selected participants.

          (b) Employee Climate Surveys will be conducted in February, 2000 for all of Ski Holdings' ski resorts. If the Company elects to participate in such program with respect to the Grand Targhee resort after the Closing Date (i) the Company will, at its cost, be responsible for all data collection efforts associated with the program, (ii) the Company will reimburse Ski Holdings for Ski Holdings' out of pocket costs related to providing the program to the Grand

Targhee resort and (iii) Ski Holdings will provide compilation services for the Employee Climate Survey to the Company at no charge.

          (c) Woody Liswood provides certain compensation consulting services to the Ski Holdings' resorts. Any such services provided by Woody Liswood to the Company after the Closing Date with respect to the Grand Targhee resort will be promptly paid for (or reimbursed, if previously paid by Ski Holdings) and billed directly to the Company at Woody Liswood's applicable rates and charges.

          (d) Dick Tappley provides certain training and customer quality consulting services to Ski Holdings' resorts. Any such services provided by Dick Tappley after the Closing Date with respect to the Grand Targhee resort will be promptly paid for (or reimbursed, if previously paid by Ski Holdings) and billed directly to the Company at Dick Tappley's applicable rates and charges.

     8. Marketing Services and Promotional Arrangements.

          (a) Ski Holdings maintains a number of promotional arrangements designed to increase visitation at its resorts. Schedule 3 reflects promotional product arrangements currently in place for the 1999/00 ski season which permit usage or visitation at the Grand Targhee resort for the remainder of the 1999/00 ski season. From and after the Closing Date and for the remainder of the 1999/00 ski season, Ski Holdings will continue to honor at its other resorts the redemption of existing promotional items initiated by the Grand Targhee resort, provided that the Company honors the redemption at the Grand Targhee resort of promotional items initiated by the Ski Holdings' other resorts, each at no cost to the other. Any changes in the promotional programs that would cause visitation levels at either Grand Targhee or Ski Holdings' other resorts to increase significantly over current levels will require the approval of the Company and Ski Holdings.

          (b) Ski Holdings also maintains a number of other marketing programs, initiatives and research programs which involve its resorts. From and after the Closing and continuing for the remainder of the 1999/00 ski season, Ski Holdings will continue to afford the Company with the opportunity to participate in these programs provided the Company promptly pays Ski Holdings, or reimburses Ski Holdings if previously paid by Ski Holdings, for all allocable or direct costs incurred by Ski Holdings with respect to the Grand Targhee resort. Schedule 4 reflects these programs and the estimated allocable or direct cost to be charged to the Company for such programs during the remainder of the 1999/00 ski season.

     9. E-Business Services. From and after the Closing Date and continuing until the later of June 30, 2000 or the ninetieth (90th) day after the Closing Date, the Company may continue to utilize Ski Holdings' E-Commerce "virtual store" and transaction system for processing gift certificate transactions, at no charge. However, except as specified in this Section 9, Ski Holdings will have no responsibility to provide any other E-Commerce system services to the Company.

     10. Enterprise Systems Software. From and after the Closing Date and continuing until August 25, 2000, the Company may maintain access to and use of Ski Holdings' JD Edwards enterprise system software and AS/400 computer. Such access will be limited to those uses currently in place, including accounting systems capabilities comprised of the general ledger, financial reporting, accounts payable/cash disbursements, payroll, human resources, fixed assets and other JD Edwards modules currently in place. For such access the Company will pay Ski Holdings (or reimburse Ski Holdings if previously paid by Ski Holdings) for all allocable and direct costs arising from such usage. The estimated costs of access to and usage of JD Edwards and the AS/400 are reflected on Schedule
5. Any non-recurring or unusual system support provided by Ski Holdings' personnel associated with the Company's usage of the JD Edwards system and AS/400 will be charged to the Company in accordance with Section 1 of this Exhibit A.

     11. Internet Access. From and after the Closing Date and continuing until August 25, 2000, the Company may continue to maintain internet access services through Ski Holdings. The estimated costs of access to and usage of Ski Holdings' internet access services will include the charges reflected on
Schedule 5. Any system support services provided by Ski Holdings' personnel associated with the Company's continued usage of internet services will be charged to the Company in accordance with Section 1 of this Exhibit A.

     12. Telecommunications Services. From and after the Closing Date and continuing until August 25, 2000, the Company may continue to use the telecommunication services currently provided to it by Ski Holdings or by telecommunications vendors under consolidated buying arrangements. The estimated costs of access to and usage of such telecommunications services will include the charges reflected on Schedule 5. Any telecommunications support services provided by Ski Holdings' personnel associated with the Company's continued usage of telecommunication services will be charged to the Company in accordance with Section 1 of this Exhibit A.

     13. Daily Sales and Labor Systems. From and after the Closing Date and continuing for the remainder of the 1999/00 ski season, the Company may continue to use Ski Holdings' Daily Sales and Labor Systems, at no charge.

     14. Determination of Allowable Costs. All determinations of the Company's allocable share of (i) employee salaries, other benefits and annual payroll overhead burden relating to the Employee Transition Services (ii) insurance premiums and other costs relating to the Transition Insurance; (iii) Health and Welfare Program and retirement program administrative fees, employer premiums, employee premiums, claims, losses and other related costs; and (iv) all other direct and indirect costs incurred by Ski Holdings in rendering the Transition Services will be made by Ski Holdings exclusively and will be conclusive and binding upon the Company in the absence of manifest error.

     15. Services at No Charge. To the extent that any Transition Services are to be provided to the Company at no charge pursuant to this Exhibit A, the parties agree that such Transition Services will be provided to the Company at no charge only for so long as the costs to Ski Holdings of providing them to the Company do not increase to a level materially in excess of the costs so incurred by Ski Holdings as of the date hereof. If such a material increase in costs occurs, Ski Holdings will have the right to charge the Company for those excess costs.

Transition Services Agreement
Schedule 1
Premium Allocation - Commercial Insurance

                                 Allocation for Month Ended
                        ---------------------------------------------
                        February   March     April      May      June
 Form of Insurance        2000      2000     2000      2000      2000     Total
-------------------------------------------------------------------------------
Commercial Property     $ 1,237  $ 1,237   $ 1,237   $ 1,237   $ 1,237  $ 6,186

Boiler and Machinery        176      176       176       176       176      881

Electronic Data              31       31        31        31        31      156
  Processing

Commercial General       13,702   16,486     4,502        11     1,556   36,257
  Liability, Umbrella
  coverage and first,
  second, third and
  fourth Excess Layer
  (A)

Business Automobile         870      870       870       870       870    4,349

Crime                        91       91        91        91        91      456
                     ----------------------------------------------------------

                       $ 16,108 $ 18,892   $ 6,908   $ 2,416   $ 3,961 $ 48,285
                     ==========================================================

Note: The Premium Allocation above excludes any amounts due to uncovered losses, excess losses, deductibles and any other costs applicable with the insurance coverages for any incidents applicable to the Company and its subsidiaries' operations, as well as any taxes or administrative expense associated with such coverage. The Buyer shall be responsible for all such costs.

(A) - General liability allocation is based on $73,211 premium allocation to Grand Targhee times the percentage of monthly budgeted revenue to annual budgeted revenue for fiscal 2000.

Transition Services Agreement
Schedule 2
Health and Welfare Plan
Adminstrative Fees, Premiums and Other Charges


     Administrative Fees / Premiums   Billing Rate
     ------------------------------   ------------

     Specific Stop Loss
          Single:                       $ 16.68    per current census
          2 Person:                       45.09    per current census
          Family:                         45.09    per current census
     Medical Administration Fees
          Single:                          9.50    per current census
          2 Person:                        9.50    per current census
          Family:                          9.50    per current census
     Dental Administration Fees
          Single:                          2.75    per current census
          2 Person:                        2.75    per current census
          Family:                          2.75    per current census

     Utilization Review                    1.75    per current census
     STD                                   1.00    per current census
     COBRA                                 0.75    per current census
     Billing Fee                           0.35    per current census
     Flex Fee                              4.50    per current census


     Employee Contributions / Premiums
     ---------------------------------
     Indemnity Employee Benefit Plan     $16.00 Employee
                                         $40.00 Employee with 1 Dependent
                                         $64.00 Employee with 2 or more
                                         Dependents
     Dental Plan                         $5.00 Employee
                                         $12.00 Employee with 1 Dependent
                                         $18.00 Employee with 2 or more
                                         Dependents
     Vision Plan                         No employee contribution required
     Employee Supplemental Life          Deductible amounts per coverage table
     Insurance Coverage
     Employee Supplemental Buy-Up        $.22 per $100 of covered payroll
     Long-Term Coverage

     Employer Premiums and Charges
     -----------------------------
     Indemnity Employee Benefit Plan     Actual Incurred Claims Losses
                                         (Net of Employee Contributions)
     Dental Plan                         Actual Incurred Claims Losses
                                         (Net of Employee Contributions)
     Vision Plan                         Actual Incurred Claims Losses
     Employer Provided Life Insurance    $.18 per $1000 of coverage
     and AD&D Coverage
     Employer Provided Dependent Life    $1.75 per covered employee
     Insurance Coverage
     Employer Provided Short-Term        Note A
     Disability Coverage
     Employer Provided Core Long-Term    $.21 per $100 of covered payroll
     Disability Coverage

Note A: If short term disability benefits are provided under a state mandated plan, no additional benefits provided. If a state mandated is not available then benefits are as follows: 1) Waiting period: accident - 0 days, illness - 7 days, 2) Benefit amount: 66.67% of basic earnings, 3) Maximum weekly benefit:
$500, and 4) Maximum benefit period: 26 weeks.

Transition Services Agreement
Schedule 3

                Booth Creek Resorts Promotional Product Listing
                                Winter 1999/2000

 Promotion        Offer/          Restrictions/   Redeem At       Comments
 Name             Discount        Requirements
-------------------------------------------------------------------------------
 Backstage        Free season     Any day         Ticket          All BC
 Pass             pass                            Booths          Resorts
-------------------------------------------------------------------------------
 Brandywine       Free lift       Sun-Fri,        Special         Valid at
 Voucher          ticket          non-hol.        Tickets         all BC
                                  Collect         Ticket          Resorts
                                  coupon.         Booth
-------------------------------------------------------------------------------
 Big Bear         Free lift       Sun-Fri,        Ticket          Valid at
 season pass      ticket          non-hol.        Booths          NS, SAT
 holders                          Collect                         and GT only.
                                  voucher.
-------------------------------------------------------------------------------
 Big Bear         All day         Sun-Fri,        Ticket          Valid at
 season           ticket at       non-hol.        Booths          all BC
 pass holders     pm rate         Must                            Resorts
                                  present
                                  pass
-------------------------------------------------------------------------------
 Dynastar -       Free lift       Sun-Fri,        Special         Valid at
 New              ticket          non-hol.        Tickets         all BC
 Shape of                         Collect         Ticket Booth    Resorts
 Skiing                           coupon &
                                  Check id.
-------------------------------------------------------------------------------
 Dynastar -       Bring a         Sun-Fri,        Ski/Board       Valid at
 New              Buddy Offer*    non-hol.        Rental          all BC
 Shape of                         Collect         Ticket Booth    Resorts
 Skiing                           coupon and      Special
                                  check id        Tickets
                                  for name
                                  match.
-------------------------------------------------------------------------------
 Gold Team        Free lift       Sun-Fri,        Ticket          Valid at
 Voucher - AA     ticket          non-hol         Booths          all BC
                                  Collect                         Resorts
                                  voucher.
-------------------------------------------------------------------------------
 Grand Targhee    All day         Sun-Fri,        Ticket          Valid at
 pass holders     ticket at       non-hol.        Booths          all BC
                  pm rate         Must                            Resorts
                                  present
                                  pass
-------------------------------------------------------------------------------
 Harry's Fresh    2 for 1         Any day         Any resort      Valid at
 Foods            bowl of                         food &          all BC
                  soup (not                       beverage        Resorts
                  chili)                          location
-------------------------------------------------------------------------------
 K2 sticker       Free            Collect         Special         Valid at
                  Vertical        sticker         Tickets         all BC
                  Value                           Activity        Resorts
                                                  Center
-------------------------------------------------------------------------------
 Northstar        All day         Sun-Fri,        Ticket          Valid at
 pass holders     ticket at       non-hol         Booths          all BC
                  pm rate                                         Resorts
-------------------------------------------------------------------------------
 Platinum         Free lift       Anyday          Special         Loon and WV
 Season Pass      ticket                          Tickets         pass. Valid
                                                                  at all BC
                                                                  Resorts.
-------------------------------------------------------------------------------
 Sierra pass      All day         Sun-Fri,        Ticket          Valid at
 holders          ticket at       non-hol         Booths          all BC
                  pm rate         Must                            Resorts
                                  present
                                  pass
-------------------------------------------------------------------------------
 Ski Magazine     Bring a         Sun-Fri,        Ski/Board       Valid at
 (January         Buddy           non-holiday.    Rental          all BC
 issue)           Offer *         Collect                         Resorts
                                  coupon

                Booth Creek Resorts Promotional Product Listing
                                Winter 1999/2000

 Promotion        Offer/          Restrictions/   Redeem At       Comments
 Name             Discount        Requirements
-------------------------------------------------------------------------------
 Skier's Edge     25% off         Sun-Fri,        Marketing       Skier's
                  adult all       non-hol                         Edge will
                  day lift                                        contact
                  ticket                                          Mktg Dir
                                                                  To purchase
                                                                  tickets as
                                                                  needed.
-------------------------------------------------------------------------------
 Snowlink         Bring a         Sun-Fri,        Ski/Board       Valid at
 survey           Buddy           non-holiday.    Rental          all BC
 letter           Offer           Collect                         Resorts
                                  Coupon
-------------------------------------------------------------------------------
 Snoworld         Bring a         Sun-Fri,        Ski/Board       Valid at all
 Magazine         Buddy Offer*    non-holiday.    Rental          BC Resorts
                                  Collect
                                  coupon

                Booth Creek Resorts Promotional Products Listing
                                Winter 1999/2000


Promotion        Offer/          Restrictions/   Redeem At       Comments
Name             Discount        Requirements
-------------------------------------------------------------------------------
 Student          Bring a         Sun-Fri,        Special         Valid at
 Advantage        Buddy* OR       non-hol         Tickets         all BC
                  $5 off          Must                            Resorts
                  snowtoy         present
                  rental          member
                                  card.
-------------------------------------------------------------------------------
Summit pass       All day         Sun-Fri,        Special         Valid at
holders           ticket at       non-hol         Tickets         all BC
                  pm rate         Must                            Resorts
                                  present
                                  pass
-------------------------------------------------------------------------------
Threedom          All day         Sun-Fri,        Special         Valid at
pass holders      ticket at       non-hol         Tickets         all BC
                  pm rate         Must                            Resorts
                                  present
                                  pass
-------------------------------------------------------------------------------
Vertical          Five paid       Anyday.         Special         Valid at
Value             visits,         Must            Tickets or      all BC
                  sixth is        present         Ticket          Resorts
                  free.           membership      Booths
                  Then, three
                  paid
                  visits-4th
                  free.
-------------------------------------------------------------------------------

Updated:  February 24, 2000


Primary Holiday dates: December 18, 1999-January 2, 2000; January 15-17, 2000 and February 19-21, 2000. Holiday dates may vary some by resort.

*Bring a Buddy Offer - sign a friend up for learn to ski/ride package and receive a free lift ticket for yourself.

Transition Services Agreement
Schedule 4
Marketing and Promotional Services


                                          February    March     April
Program / Initiative                        2000      2000      2000     Total
--------------------                        -----     -----     -----    ------

Vertical Value Program (A)                  $ 486     $ 486     $ 486   $ 1,458

RRC (Invoices Direct Billed to Resort)

Customers First (TBA once                     TBA       TBA       TBA
final costs associated with
 database work are known.)
                                       ----------------------------------------
                                            $ 486     $ 486     $ 486   $ 1,458
                                       ========================================

(A) Amount represents Targhee's portion of Vertical Value costs accrued as of January 28, 2000 at Corporate.

Transition Services Agreement
Schedule 5
E Commerce and Web-Site Services


Resort Sports Network Costs and Charges
---------------------------------------
January 2000 Resort Cam Hosting Charge             $ 1,200
January 2000 Web-Site Hosting Charge               $   612
January 2000 Quick Edit Charge                     $   856


XOR Engineering Costs and Charges
---------------------------------
Services are provided by XOR on request at either negotiated terms or based on XOR's applicable rate schedules.


World Res Costs and Charges
---------------------------
World Res receives a 5% commission on all lodging reservations initiated through their sales channels.

Transition Services Agreement
Schedule 5
Other Information and Telecommunication Services

                                                                 Amount Allocated / Charged in Month Ending
                                                    February     March     April     May      June      July    August
          Vendor                Service               2000       2000      2000      2000     2000      2000     2000      Total
         -------                -------               ----       ----      ----      ----     ----      ----     ----      -----

       JD Edwards and AS/400 System Charges
       ------------------------------------

     Information Services Infrastructure Costs
           Allocable to Targhee (A)                   $3,348    $3,348    $3,348    $3,348   $3,348    $3,348   $3,348   $23,438
                                                    ----------------------------------------------------------------------------
                Total:                                $3,348    $3,348    $3,348    $3,348   $3,348    $3,348   $3,348   $23,438
                                                    ============================================================================

       Internet Access Services
       ------------------------

Pacific Bell         Internet Access                   $ 111     $ 111     $ 111     $ 111    $ 111     $ 111    $ 111     $ 777
Internet Firewall
  Depreciation                                            32        32        32        32       32        32       32       224
                                                    ----------------------------------------------------------------------------
                Total:                                 $ 143     $ 143     $ 143     $ 143    $ 143     $ 143    $ 143    $1,001
                                                    ============================================================================

       Telecommunication Services
       --------------------------

Sprint               Frame Relay to Northstar Server   $ 235     $ 235     $ 235     $ 235    $ 235     $ 235    $ 235    $1,645
Sprint               Frame Relay Targhee to Northstar    475       475       475       475      475       475      475     3,325
Hewlett Packard      Frame Relay Maintenance              68        68        68        68       68        68       68       476
AT&T Wireless        Cell Phone - L. Williamson (B)      100       100       100       100      100       100      100       700
Sprint               Long Distance Charges (C)
Sprint               Teleconferencing Charges C)
                                                    ----------------------------------------------------------------------------
                Total:                                 $ 878     $ 878     $ 878     $ 878    $ 878     $ 878    $ 878    $6,146
                                                    ============================================================================


             Grand Totals:                            $4,369    $4,369    $4,369    $4,369   $4,369    $4,369   $4,369   $30,585
                                                    ============================================================================

(A) Represents costs for use of JDE Enterprise and AS/400 system and support.

(B) Monthly cost for L. Williamson cell phone expense is estimated based on historical amounts. Actual expense may vary based on usage.

(C) Actual long distance, teleconferencing and other charges are or will be billed/charged to Grand Targhee based on actual usage and charges.

Transition Services Agreement
Schedule 5
Other Information and Telecommunication Services
Support For IS Infrastructure Cost Allocation



Annual Corporate Information Services Budget (net of allocations)      $262,976
Add Allocated costs not included in net annual budget                    98,640
                                                                       --------
Total Annual Adjusted Corp IS Budget                                   $361,616
Monthly IS Budget Amounts                                                30,135
                                                                       --------

Total Monthly Infrastructure Costs Allocable to Targhee                  $3,348
                                                                       ========

                         BOOTH CREEK SKI HOLDINGS, INC.



                                 March 21, 2000



GT Acquisition I, LLC
c/o Booth Creek Management Corp.
1000 South Frontage Road West, Suite 100
Vail, Colorado  81657
Attention:  George N. Gillett, Jr.

                               Re: Grand Targhee
                                   -------------

Gentlemen:

     Reference is made to that certain Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of March 21, 2000 by and between you and the undersigned. When countersigned by you in the space provided below, this will confirm that the Asset Purchase Agreement is hereby amended, effective immediately, to the following effect:

     1. The following additional condition precedent for the benefit of GT Acquisition I, LLC is hereby added as a new Section 6.17 of the Asset Purchase
Agreement:

               6.17 Booth Creek Ski Group Restructuring. Prior to
          the Closing Date, a capital restructuring the economic terms of which conform to those described under the heading "Capital Restructuring" at page 8 of that certain Consent Solicitation Statement, dated March 15, 2000, issued by Ski Holdings to the holders of the $133,500,000 aggregate principal amount of 12-1/2% Senior Notes due 2007 of Ski Holdings, and containing such other terms and conditions as are satisfactory to Booth Creek Partners Limited II, L.L.L.P., in its sole and absolute discretion (such satisfaction to be evidenced conclusively by the execution and delivery by such party of the capital restructuring documents), shall have been consummated; provided, however, that if Ski Holdings does not obtain the requisite consent of its noteholders to the proposed amendment to the definition of "Change of Control" described in such Consent Solicitation Statement, then the terms of such capital restructuring may not effect a "Change of Control" within the meaning of the Indenture relating to such 12-1/2% Senior Notes due 2007.

     2. The following additional condition precedent for the benefit of Booth Creek Ski Holdings, Inc. is hereby added as a new Section 7.11 of the Asset Purchase Agreement:

               7.11 Booth Ski Group Restructuring. Prior to the Closing Date, a capital restructuring the economic terms of which conform to those described under the heading "Capital Restructuring" at page 8 of that certain Consent Solicitation Statement, dated March 15, 2000, issued by Ski Holdings to the holders of the $133,500,000 aggregate principal amount of 12-1/2% Senior Notes due 2007 of Ski Holdings, and containing such other terms and conditions as are satisfactory to John Hancock Life Insurance Company, CIBC WG Argosy Merchant Fund 2, L.L.C. and their respective affiliates, in their respective sole and absolute discretions (such satisfaction to be evidenced conclusively by the execution and delivery by such parties of the capital restructuring documents), shall have been consummated; provided, however, that if Ski Holdings does not obtain the requisite consent of its noteholders to the proposed amendment to the definition of "Change of Control" described in such Consent Solicitation Statement, then the terms of such capital restructuring may not effect a "Change of Control" within the meaning of the Indenture relating to such 12-1/2% Senior Notes due 2007.

     3. Except as specifically set forth herein, all of the other terms and provisions of the Asset Purchase Agreement shall remain in full force and effect.

                               BOOTH CREEK SKI HOLDINGS, INC., a
                               Delaware corporation



                               By: /s/ Elizabeth J. Cole
                                  -----------------------------------------
                                  Its: Executive Vice President / CFO
                                      -------------------------------------


AGREED AND ACCEPTED THIS
21ST DAY OF MARCH, 2000

GT ACQUISITION I, LLC



By: /s/ Jeffery J. Joyce
   -------------------------------------
   Its: Executive Vice President
       ---------------------------------

                     AMENDMENT TO ASSET PURCHASE AGREEMENT

     THIS AMENDMENT ("Amendment") is made and entered into as of May 28, 2000 (the "Effective Date"), by and between BOOTH CREEK SKI HOLDINGS, INC. ("Ski Holdings") and GT ACQUISITION I, LLC ("GT Acquisition"), and is made with reference to the following:

     A. Ski Holdings and GT Acquisition have entered into that certain Asset Purchase Agreement dated as of March 21, 2000 (as the same may be amended, modified, extended and/ or restated from time to time, the "Asset Purchase Agreement") pursuant to which Ski Holdings desires to sell to GT Acquisition and GT Acquisition desires to purchase from Ski Holdings all of the assets formerly held by Grand Targhee Incorporated ("Targhee Corp") and each of B-V-Corporation, a Wyoming corporation, Targhee Company, a Delaware corporation, and Targhee Ski Corp. a Delaware corporation (collectively, the "Subsidiaries") on the terms and conditions of the Asset Purchase Agreement;

     B. The Purchased Assets (as defined in the Asset Purchase Agreement) include, without limitation, certain facilities and equipment operated pursuant to the Federal Communications Commission (including any other governmental body that may hereafter succeed to the functions thereof, the "FCC") licenses listed on Exhibit A attached hereto (the "Licenses");

     C. Ski Holdings and GT Acquisition recognize that they most likely will not be able to obtain all of the FCC approvals necessary for the assignment of the aforementioned licenses to GT Acquisition prior to the anticipated closing date of the Asset Purchase Agreement and that they do not desire to delay the closing date until all such approvals are obtained; and

     D. Ski Holdings and GT Acquisition wish to amend the Asset Purchase Agreement more particularly as set forth below.

     NOW, THEREFORE, in consideration of the promises, agreements and conditions contained herein and for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. Terms defined in the Asset Purchase Agreement. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to them in the Asset Purchase Agreement.

     2. Retention of Certain Assets. On and as of the Effective Date and until such time as the transfer of the Licenses by Ski Holdings to GT Acquisition is consummated pursuant to prior FCC approvals authorizing the assignment of all of the Licenses to GT Acquisition ("FCC Action"), Ski Holdings shall retain all of its rights, title and interest in and to all of the facilities and equipment (the "Facilities and Equipment") directly related to and associated with the FCC Licenses listed on Exhibit A attached hereto. Each of Ski Holdings and GT Acquisition acknowledges and agrees that FCC Action for purposes of this Amendment means an order or authorization from any Bureau or Division of the

FCC which is valid, enforceable and not subject to any stay or other agency or court proceedings to enjoin its enforcement, it being specifically understood that such order and authorization need not be a "final" agency action.

     3. Operation and Maintenance of Facilities and Equipment. Ski Holdings agrees, at its expense, to operate and maintain the Facilities and Equipment in good working order and in the ordinary course of business for the benefit of GT Acquisition until such time as the FCC Action is consummated at which time Ski Holdings shall promptly transfer its right, title and interest in and to the Facilities and Equipment and the FCC Licenses to GT Acquisition.

     4. Filing of FCC Applications and Papers. Within 30 days after signing this Amendment, Ski Holdings and GT Acquisition shall file with the FCC all applications and papers necessary to assign the FCC Licenses from Ski Holdings to GT Acquisition. Each of Ski Holdings and GT Acquisition shall cooperate with the other in preparing such applications and papers and shall pay its own costs for preparing, filing and prosecuting such applications and papers with and before the FCC. Each of Ski Holdings and GT Acquisition shall also cooperate with the other in order to satisfy any and all conditions that may be included with the FCC Action, including but not limited to any notification to the FCC of the consummation of transactions contemplated by the Asset Purchase Agreement.

     5. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original and all of which, taken together, shall constitute but one and the same instrument.

     6. Governing Law. The validity, interpretation and effect of this Amendment shall be governed by the laws of the State of New York, excluding the "conflicts of laws" rules thereof.



            [remainder of page intentionally left blank, signatures
                                    follow]

     IN WITNESS WHEREOF, the Parties hereto have execute this Amendment by their respective duly authorized officers as of the date first above written.


                               BOOTH CREEK SKI HOLDINGS, INC., a
                               Delaware corporation


                               By: /s/ Elizabeth J. Cole
                                  ----------------------------------

                               Name: Elizabeth J. Cole
                                    --------------------------------

                               Title: Exec. Vice President/CFO
                                     -------------------------------


                               GT ACQUISITION I, LLC, a Delaware
                               limited liability company


                               By: /s/ Ryan Heckman
                                  ----------------------------------

                               Name: Ryan Heckman
                                    --------------------------------

                               Title: Vice President
                                     -------------------------------

                                   Exhibit A

                                    LICENSES

Translator Licenses

1.    K02KD
2.    K05GU
3.    K07QC



Mobile Radio Licenses

1.    KRV764
2.    WPMA885